UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.       )

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SpartanNash Company

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SpartanNash Company 850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan 49518-8700 (616) 878-2000

SpartanNash Company Notice of Annual Meeting and Proxy Statement

April 8, 2020

Dear SpartanNash Shareholder:

In 2019, SpartanNash made significant progress against key strategic initiatives, including net sales growth, significant reductions to working capital and steps toward improvement of execution and profitability. Our accomplishments included:

•	Increasing consolidated net sales by 5.8% over the prior year, to $8.54 billion, largely driven by the acquisition of Martin’s Super Markets (“Martin’s”) in early 2019.
•	A return to positive retail comparable store sales for the third and fourth quarters of 2019.
•	Repositioning the Company’s fresh production operations, including closing the Fresh Kitchen facility, an area of the business which was unable to deliver on management’s expectations.
•	Generating significant working capital improvements, despite sustaining net sales growth, driven by reductions in inventory levels of over $45 million, excluding the acquisition of Martin’s.
•	Increasing the quarterly cash dividend from $0.18 to $0.19 per common share, equating to $27.6 million in 2019 cash dividends.

Going forward, we will continue to focus on executing strategic initiatives that drive sales growth, improve profitability, and ultimately deliver value to our shareholders. These initiatives include:

•

Strengthening our supply chain operations, including implementation of tools to better forecast demand and inform purchasing activities, and new route management tools to reduce miles traveled and improve service levels.

•

Continuing to support the partnership with the Defense Commissary Agency (“DeCA”) through expansion of its private brand initiative and overall goal of increasing business at the commissaries by offering one-stop shopping and value for military customers.

•	Continuing the implementation of the Company’s Customer First strategy, to better deliver a competitive shopping experience for customers through data-based decision making.
•

Continuing to execute our Project One Team initiative, expected to drive sustainable improvements to business processes and results, to achieve a run-rate of over $20.0 million in annual cost savings by April 20, 2021.

On behalf of the Board of Directors, our leadership team, and all of our associates, I thank you for your continued support and investment in SpartanNash Company.

Sincerely,

Dennis Eidson

Interim President and Chief Executive Officer

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY OR VOTE BY PHONE OR ONLINE.

SPARTANNASH COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:

The 2020 Annual Meeting of Shareholders of SpartanNash Company will be held at the Company’s offices at 850 76th Street SE, Byron Center, Michigan 49315, on Wednesday, May 20, 2020, at 9:00 a.m., Eastern Daylight Time. At the meeting, we will consider and vote on:

1.	The election of directors from among the nominees identified in this proxy statement;
2.	Approval of the SpartanNash Company Stock Incentive Plan of 2020.
3.	Advisory approval of the Company’s executive compensation (the “say-on-pay” vote);
4.	Ratification of the selection of Deloitte & Touche LLP as our independent auditors for the current fiscal year (the fiscal year ending January 2, 2021); and
5.	Any other business that may properly come before the meeting.

Record date: You may vote if you were a shareholder of record on March 23, 2020.

If you plan to attend the meeting: Only shareholders of the Company, the holders of shareholder proxies, and invited guests may attend. If you are a shareholder of record, you must bring the admission ticket attached to your proxy card or your notice of availability of proxy materials to be admitted to the meeting. “Street name” shareholders must bring a copy of a brokerage statement reflecting stock ownership as of March 23, 2020. All attendees must present valid federal or state issued photo identification.

We intend to hold our annual meeting in person, however, we are sensitive to the public health and travel concerns our stockholders may have as well as recommendations that public health officials, federal, state and local governments have issued or may impose in light of the evolving coronavirus (COVID-19) pandemic.  In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication (i.e., a virtual-only meeting).  Please monitor our investor relations website at www.spartannash.com/investors for updated information if you plan to attend our meeting.

Important Notice Regarding the Availability of Proxy Materials: SpartanNash’s Proxy Statement and annual report to shareholders for the fiscal year ended December 28, 2019 are currently available for viewing via online at www.proxydocs.com/SPTN.

The Notice of Annual Meeting and accompanying Proxy Statement, Proxy, and 2019 annual report to shareholders were first sent or made available to our shareholders on April 8, 2020.

Securities and Exchange Commission rules allow us to furnish our proxy statement and annual report to our shareholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide our shareholders with the information that they need, while lowering the cost of delivery and reducing the environmental impact of the documents related to our Annual Meeting. You may obtain electronic copies of all of our filings with the U.S. Securities and Exchange Commission in the “Investor Relations” section of our website, www.spartannash.com, by clicking the “SEC Filings” link.

We will not report on our results of operations at the meeting. Please visit the Investor Relations section of our website, www.spartannash.com, for information about our business and results of operations.

The Annual Meeting will be webcast live. Anyone may access the webcast by visiting the “Investor Relations” section of our website, www.spartannash.com, and following the links to the live webcast. It is important that your shares be represented at the Annual Meeting, regardless of how many shares you own. Please vote your shares using any of the means described in our proxy statement. Voting your shares prior to the meeting will not affect your right to vote in person if you attend.

BY ORDER OF THE BOARD OF DIRECTORS

Kathleen M. Mahoney
Executive Vice President Chief Legal Officer and Secretary
April 8, 2020

Your vote is important. Even if you plan to attend the meeting, PLEASE VOTE PROMPTLY ONLINE, BY PHONE, OR BY MAIL. See the information in the “General Information About the Meeting” section regarding how to vote, revoke a proxy, and vote in person.

SpartanNash Company

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD May 20, 2020

PROXY STATEMENT

Dated April 8, 2020

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider. You should carefully read the entire proxy statement and the Company’s annual report on Form 10-K before voting. We refer to the fiscal year ended December 28, 2019 as “2019,” the fiscal year ended December 29, 2018 as “2018,” and the fiscal year ended December 30, 2017 as “2017.” We refer to SpartanNash Company as “SpartanNash,” the “Company,” “we,” and “us.”

Annual Meeting of Shareholders

• Date and Time	May 20, 2020; 9:00 a.m. Eastern Daylight Time

• Place*	SpartanNash Company 850 76th Street Byron Center, Michigan 49315

• Record Date	March 23, 2020

• Voting

Shareholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

• Admission

The 2020 Annual Meeting Admission Ticket, notice of availability of proxy materials or brokerage statement and valid driver’s license or other federal or state issued photo identification is required to enter the SpartanNash Annual Meeting.

* In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication (i.e., a virtual-only meeting).

Meeting Agenda

•	Election of directors from among those named in this proxy statement.
•	Approval of the SpartanNash Company Stock Incentive Plan of 2020
•	Advisory approval of the Company’s executive compensation as disclosed in this proxy statement.
•	Ratification of the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 2, 2021.
•	Transact any other business that may properly come before the meeting.

Voting Matters and Vote Recommendations

The Board of Directors recommends that you vote FOR the election of each nominee, FOR approval of the SpartanNash Company Stock Incentive Plan of 2020, FOR approval of the Company’s executive compensation, and FOR the ratification of the selection of Deloitte & Touche LLP.

1	SpartanNash Company Proxy Statement

PROXY SUMMARY (cont’d)

Quorum and Vote Required

The presence in person or by properly executed proxy of the holders of a majority of all issued and outstanding shares of SpartanNash common stock entitled to vote at the meeting is necessary for a quorum. We will count toward a quorum any shares that are present or represented by proxy, including abstentions and shares represented by a broker non-vote on any matter.

A plurality of the shares voting is required to elect directors. This means that, if there are more nominees than positions to be filled, the nominees who receive the most votes will be elected to the open director positions. Abstentions, broker non-votes and other shares that are not voted in person or by proxy will not be included in the vote count to determine if a plurality of shares voted in favor of each nominee. A director-nominee receiving a greater number of votes “withheld” than votes “for” election is required to offer promptly his or her resignation to the Nominating and Corporate Governance Committee upon certification of the shareholder vote.

The other proposals set forth in this proxy statement will be approved if a majority of the shares that are voted on the proposal at the meeting are voted in favor of approval. Abstentions, broker non-votes and other shares that are not voted on a proposal in person or by proxy will not be included in the vote count to determine if a majority of shares voted on the proposal voted in favor of approval. The outcome of the advisory vote to approve executive compensation will not be binding on the Company, but the Compensation Committee and the Board of Directors will consider the voting results when making future compensation decisions.

We do not know of any other matters to be presented at the meeting. Generally, any other proposal to be voted on at the meeting would be approved if a majority of the shares that are voted on the proposal at the meeting are voted in favor of the proposal. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy would not be included in the vote count to determine if a majority of shares voted on the proposal voted in favor of each such proposal.

2	SpartanNash Company Proxy Statement

PROXY SUMMARY (cont’d)

Board of Directors

The following table provides summary information about our directors during fiscal 2019. During fiscal 2019, each director attended at least 88% of the meetings of the Board and each committee on which he or she was a member.

Committee Memberships
Name	Occupation	Independent(1)	AC	CC	NCGC
M. Shân Atkins	Independent Business Executive and Retired Retail and Consumer Executive	✓	C, F		M
Dennis Eidson	Interim President and Chief Executive Officer and Chairman of the Board
Frank M. Gambino	Professor of Marketing and the Director of the Food & Consumer Packaged Goods Marketing Program at Western Michigan University	✓	M
Douglas A. Hacker	Lead Independent Director Independent Business Executive	✓		M	M
Yvonne R. Jackson	President, Principal and Co-Founder of BeecherJackson	✓		C	M
Matthew Mannelly(2)	Retired CEO of Prestige Brands	✓		M
Elizabeth A. Nickels	Independent Business Executive and Former Chief Financial Officer of Herman Miller, Inc. and Former Chief Financial Officer of Universal Forest Products, Inc.	✓	F		M
Major General (Ret.) Hawthorne L. Proctor	Managing Partner of Proctor & Boone Consulting LLC and Senior Logistic Consultant of Intelligent Decisions, Inc.	✓	M
David M. Staples(3)	Former Chief Executive Officer of SpartanNash
William R. Voss	Managing Director of Lake Pacific Partners, LLC	✓		M	C

AC	Audit Committee	C	Chair
CC	Compensation Committee	M	Member
NCGC	Nominating and Corporate Governance Committee	F	Member and Financial Expert

(1)	Independent under Nasdaq independence standards for directors generally and for each Committee on which the director serves.
(2)	Mr. Mannelly moved from the Audit Committee to the Compensation Committee in May 2019.
(3)	Mr. Staples concluded his board service on August 12, 2019. Until that time, he served as Chief Executive Officer of the Company.

3	SpartanNash Company Proxy Statement

PROXY SUMMARY (cont’d)

Corporate Governance Highlights

The Board believes that effective corporate governance should reinforce a culture of corporate integrity, foster the Company’s pursuit of profitable growth and ensure quality and continuity of corporate leadership. Highlights of our governance practices include:

✓	Annual election of all directors
✓	Any director who fails to achieve a majority vote “for” must offer his or her resignation
✓	No supermajority requirements for shareholder voting
✓	Lead Independent Director (Douglas Hacker)
✓	Policy against hedging and pledging of our securities
✓	Clawback policy for the recovery of incentive compensation
✓	Annual say-on-pay vote
✓	At least two-thirds of the board must be independent directors (currently 8 out of 9 directors are independent)
✓	Board reflects diverse viewpoints, backgrounds, skills, experiences and expertise
✓

Directors may not serve on more than three other public company boards of directors without prior approval of the Nominating and Corporate Governance Committee (management directors limited to one outside public company board)

Executive Compensation Advisory Vote

We are asking our shareholders to approve on an advisory basis our named executive officer compensation for 2019 (the “say-on-pay” proposal). The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving the Company’s goal of attracting, motivating, rewarding and retaining the senior management talent required to achieve our corporate objectives and increase shareholder value through long-term profitable growth. The Board believes that executive compensation is appropriately tied to corporate performance.

Shareholder Outreach

During 2019 our executive leadership team actively sought out engagement with our investors to discuss our Company, our governance practices, and other topics of importance to investors. Our Board of Directors believes that Company management should proactively seek productive dialogue with our shareholders.

4	SpartanNash Company Proxy Statement

ELECTION OF DIRECTORS

The Board of Directors proposes that the following individuals be elected as directors of SpartanNash for a one-year term expiring at the 2021 Annual Meeting:

M. Shân Atkins

Dennis Eidson

Frank M. Gambino

Douglas A. Hacker

Yvonne R. Jackson

Matthew Mannelly

Elizabeth A. Nickels

Hawthorne L. Proctor

William R. Voss

Biographical information concerning the nominees appears below under the heading “The Board of Directors.” The persons named as proxies on the proxy card intend to vote for the election of each of the nominees. The proposed nominees are willing to be elected and to serve as directors. If any nominee becomes unable to serve or is otherwise unavailable for election, which we do not anticipate, the incumbent Board of Directors may select a substitute nominee. If a substitute nominee is selected, the shares represented by your proxy card will be voted for the election of the substitute nominee, unless you give other instructions. If a substitute is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for more than nine nominees.

Your Board of Directors recommends that you vote FOR election of all nominees as directors.

5	SpartanNash Company Proxy Statement

STOCK INCENTIVE PLAN OF 2020

Background and Purpose of the SpartanNash Stock Incentive Plan of 2020

On February 26, 2020, upon the recommendation of the Compensation Committee, the Board approved the SpartanNash Company 2020 Stock Plan of 2020 (the “2020 Stock Plan”), subject to shareholder approval at the 2020 Annual Meeting. The 2020 Stock Plan will replace the Company’s existing Stock Plan: the SpartanNash Company Stock Incentive Plan of 2015 (the “2015 Stock Plan”). If the 2020 Stock Plan is approved by our shareholders, it will become effective as of May 22, 2020 (the “Effective Date”). If this proposal is approved, the number of shares of SpartanNash Common Stock that will be reserved for issuance under the 2020 Stock Plan will consist of 1,635,000 newly reserved shares plus the number of shares available for grant under the 2015 Stock Plan as of the effective date of the 2020 Stock Plan (which is estimated to be approximately 735,000 shares as of March 23, 2020).

If the 2020 Stock Plan is approved, no further awards will be made under the 2015 Stock Incentive Plan (although all outstanding awards previously granted under the 2015 Stock Plan will remain outstanding and subject to the terms of that plan). If the 2020 Stock Plan is not approved by our shareholders, no awards will be made under it, and we would then continue to use the 2015 Stock Plan in its current form as the framework for our equity incentive compensation program until the authorized shares are depleted (which is anticipated to occur in the near future based on current and forecasted usage). On March 23, 2020, the closing price of our common stock as quoted by Nasdaq was $16.24 per share.

Key Component of Compensation

Equity compensation is a key component of our total compensation package. Attracting, retaining and motivating specialized talent is critical to achieving our strategic and operating goals and is essential to increase shareholder value. We believe that grants of equity allow us to remain competitive in the marketplace, enabling us to link executive compensation to performance, and attract, retain and motivate high-caliber talent dedicated to our long-term growth and success. The adoption of the 2020 Stock Plan is necessary to allow SpartanNash to continue to utilize equity awards as part of our compensation plans. If the 2020 Stock Plan is not approved, the Company will be unable to continue to utilize equity compensation as part of its overall compensation program because the shares available under the Company’s 2015 Stock Plan will be exhausted in the near future based on current and forecasted usage.

The following discussion and summary of the material terms of the 2020 Stock Plan is qualified in its entirety by reference to the full text of the 2020 Stock Plan which is set forth in Appendix A to this proxy statement.

Key Features of the 2020 Stock Plan

The following features of the 2020 Stock Plan are intended to protect the interests of our shareholders:

•

Limit on Shares Available for Awards. The aggregate number of shares of the Company’s common stock that may be issued under the 2020 Stock Plan will consist of 1,635,000 newly reserved shares plus the number of shares available for grant under the 2015 Stock Plan as of the effective date of the 2020 Stock Plan (which is estimated to be approximately 735,000 shares as of March 23, 2020). Shares subject to outstanding awards under the 2015 Stock Plan that are not purchased or are forfeited or otherwise not delivered to the participant due to termination, cancellation or cash settlement of the award shall be added to the share reserve of the 2020 Stock Plan. All shares awarded, regardless of the type of award, will count against the 2020 Stock Plan’s reserve on 1:1 basis for each share subject to the award.

•

Individual Limits. The aggregate number of shares of the Company’s common stock that may be issued in a calendar year under the 2020 Stock Plan to an individual employee, officer, consultant, independent contractor or advisor is 575,000 shares. For any non-employee director, the sum of the grant date fair value of equity-based awards and the amount of cash-based compensation earned by such director during any calendar year may not exceed $750,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

6	SpartanNash Company Proxy Statement

STOCK INCENTIVE PLAN 2020 (cont’d)

•	No Evergreen Provision. The 2020 Stock Plan does not contain an “evergreen” provision.
•

No “Liberal Share Recycling.” The 2020 Stock Plan provides that the following shares will not be added back (“recycled”) to the 2020 Stock Plan: (i) shares surrendered to pay the exercise price of an option; (ii) shares which would have been issued upon any exercise of an option but for the fact that the exercise price was paid by a “net exercise”; (iii) shares withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award, (iv) shares covered by a stock-settled stock appreciation right not issued in connection with settlement upon exercise; and (v) shares repurchased by the Company using option proceeds.

•

No Granting of Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights (“SARs”) must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant (unless such award is granted in substitution for a stock option or SAR previously granted by an entity that is acquired by or merged with the Company).

•

No Repricing of Stock Options or SARs. Other than in connection with certain equitable adjustments, the 2020 Stock Plan prohibits the repricing of stock options and SARs (including a prohibition on the repurchase of “underwater” stock options or SARs for cash or other securities) without shareholder approval.

•

No Liberal Definition of “Change in Control.” The 2020 Stock Plan provides that a “change in control” will not have occurred for purposes of the plan until the effective time or consummation of the transaction or event giving rise to a change in control. The announcement of a tender offer or a shareholder vote approving a merger is not sufficient to constitute a “change in control” under the 2020 Stock Plan.

•

No Automatic Acceleration in the event of Change in Control. The 2020 Stock Plan does not provide for automatic “single-trigger” acceleration of vesting or exercisability in the event of a change in control. Instead, it provides that the Committee may determine the appropriate treatment of awards depending on the circumstances, such as whether an acquiring entity assumes the awards or provides substitute awards. The Company’s recent practice has been to provide for acceleration if the participant is terminated within a period of time after a change of control or if an acquiring entity does not assume outstanding awards.

•

Restrictions on Dividends and Dividend Equivalents Paid for Unvested Awards. The 2020 Stock Plan prohibits the payment of dividends or dividend equivalents on awards until those awards are earned and vested. In addition, the 2020 Stock Plan prohibits the granting of dividend equivalents with respect to stock options, SARs or an award the value of which is based solely on an increase in the value of the Company’s shares after the grant of the award.

•

Awards Subject to Forfeiture or Clawback. Awards under the 2020 Stock Plan will be subject to any Company recovery or clawback policy, as well as any other forfeiture and penalty conditions determined by the Committee.

•

Minimum Vesting Period. A maximum of 5% of the aggregate number of shares available for issuance under the 2020 Stock Plan may be issued without a vesting period of at least one year following the date of grant. In the case of awards issued to non-employee directors at the time of the annual meeting, the minimum vesting period is from the date of grant until the option that is at least 50 weeks after the preceding year’s annual meeting date. In addition, shares that are issued in substitute for awards that are assumed, converted, or substituted pursuant to a merger or similar transaction and shares that are delivered in lieu of fully vested cash incentive compensation relating to a performance period of at least one year need not comply with the minimum vesting period.

•

No Hedging or Pledging of Equity. We maintain a policy that prohibits executive officers (including our Named Executive Officers) and members of the Board from pledging SpartanNash common stock or engaging in activities considered hedging of our common stock.

7	SpartanNash Company Proxy Statement

STOCK INCENTIVE PLAN 2020 (cont’d)

•

No Backdating. Awards will be granted in accordance with the Company’s Policy Regarding Stock Option Grants and Other Share Based Awards, which prohibits backdating of options and other awards. The policy also provides that the Company will not time its release of material nonpublic information for the purpose of affecting the value of compensation.

•	Independent Committee Administration. The 2020 Stock Plan will be administered by a committee of the Board of Directors comprised entirely of independent directors.

The Committee expects that the number of shares available, if approved by our shareholders, will satisfy equity compensation needs for approximately four years based on historical grant practices.

Determination of Number of Shares for the 2020 Stock Plan

In setting the number of shares authorized under the 2020 Stock Plan for which shareholder approval is being sought, the Committee and the Board of Directors considered, among other factors, the historical amounts of equity awards granted by the Company and the potential future grants over the next several years. Below is information regarding the Company’s burn rates for all grants of equity under all shareholder-approved equity plans for the past three fiscal years and the Company’s total potential dilution.

Burn Rate

Burn rate, a measure of the level at which a company uses shares available for grant under its equity compensation plans, is an important factor for investors concerned about shareholder dilution. Burn rate is defined as, in a given fiscal year, the number of shares subject to equity awards granted divided by the weighted average number of shares outstanding. In setting and recommending to our shareholders the number of shares to be authorized under the 2020 Stock Plan, the Board considered the Company’s burn rate for each of the past three fiscal years (only restricted shares were awarded during this period). The calculation of our burn rate for each year is shown in the table below:

	Fiscal Year Ended December 28, 2019	Fiscal Year Ended December 29, 2018	Fiscal Year Ended December 30, 2017
Restricted Share Awards Granted	488,063	482,572	296,297
Weighted Average Shares of Common Stock Outstanding (Basic)	36,271,000	36,012,000	37,419,000
Burn Rate	1.35%	1.34%	0.79%

Based on the burn rates in fiscal years 2019, 2018 and 2017, our three-year average burn rate was 1.16%, which we believe is below the mean for our industry.

8	SpartanNash Company Proxy Statement

STOCK INCENTIVE PLAN 2020 (cont’d)

Dilution Assuming Approval of the 2020 Plan

The potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to (i) the number of shares available to be granted as future equity awards plus the number of shares subject to outstanding equity awards, divided by (ii) such total number of shares plus the total number of shares outstanding. Total potential dilution, prior to and after shareholder approval of the 2020 Stock Plan, is shown in the table below:

Total Potential Dilution
Stock Options/SARs Outstanding	None
Stock-Settled Full-Value Awards Outstanding	906,007
Total Shares Subject to Outstanding Awards under 2015 Stock Plan	906,007
Remaining Reserve under 2015 Stock Plan	735,149
Shares of Common Stock Outstanding (Basic)(1)	35,840,916
Total Current Dilution	4.6%
Incremental Shares Proposed for the 2020 Stock Plan(2)	1,635,000
Total Proposed Dilution	9.1%

(1)	As of March 23, 2020.
(2)

Upon shareholder approval of the 2020 Stock Plan, no further awards will be made under the 2015 Stock Plan and any shares that remain available for grant under the 2015 Stock Plan will be rolled over into the 2020 Stock Plan.

New Plan Benefits

As of March 23, 2020, the record date for the Annual Meeting, the Committee has not authorized specific grants of awards to be made under the 2020 Stock Plan. The 2020 Stock Plan does not establish specific awards that will be granted after approval. In setting award amounts for plan participants, the Committee considers a variety of factors such as: competitive market practice, the proportion of each executive’s total compensation to be delivered as a long-term incentive award, internal pay equity, executive performance, retention concerns, and the Company’s performance. The Committee will make these determinations in its discretion, subject to the terms of the 2020 Stock Plan.

Description of 2020 Stock Plan

Administration. The Committee will administer the 2020 Stock Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the 2020 Stock Plan. Subject to the provisions of the 2020 Stock Plan, the Committee may amend the terms of, or accelerate the exercisability of, an outstanding award. The Committee will have authority to interpret the 2020 Stock Plan and establish rules and regulations for the administration of the 2020 Stock Plan.

The Committee may delegate its powers under the 2020 Stock Plan to the Chief Executive Officer and/or one or more executive officers, subject to the requirements of applicable law and exchange requirements. However, such delegated officers will not be permitted to grant awards to any members of the Board or executive officers who are subject to Section 16 of the Exchange Act.

Eligibility. Any employee, officer, consultant or independent contractor providing services to SpartanNash Company or an affiliate, or any person to whom an offer of employment or engagement has been made, and who is selected by the Committee to participate, is eligible to receive an award under the 2020 Stock Plan. Any member of the Board is also eligible to receive an award under the 2020 Stock Plan. The number of persons eligible to participate as of March 23, 2020 (the record date for the meeting), had the 2020 Stock Plan been in effect, is estimated to be approximately 19,000 individuals; including 8 non-employee directors and 10 executive officers; however, historically the Committee has not granted awards to more than approximately 160 associates and 8 non-employee directors in any single fiscal year.

9	SpartanNash Company Proxy Statement

STOCK INCENTIVE PLAN 2020 (cont’d)

Shares Available for Awards. The aggregate number of shares that may be issued under all stock-based awards made under the 2020 Stock Plan will be 1,635,000 shares plus the remaining shares available for issuance under the 2015 Stock Plan, which was approximately 735,000 shares as of March 23, 2020. All shares subject to awards, regardless the type of award, will count against the 2020 Stock Plan’s reserve on a 1:1 basis for each share subject to the award. If awards issued under the 2020 Stock Plan expire or otherwise terminate without being exercised or settled or are cash settled, the shares of common stock not acquired pursuant to such awards shall again become available for issuance under the 2020 Stock Plan. Further, if any Shares subject to any outstanding award under the 2015 Stock Plan are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to participants due to termination or cancellation of such award, the outstanding awards shall become available for issuance under the 2020 Stock Plan.

The Committee will adjust the number of shares and share limits described above, as well as the individual limits, in the case of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-off, repurchase or exchange of shares, or other similar corporate transaction if such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the 2020 Stock Plan. Any adjustment determination made by the Committee shall be final, binding and conclusive.

Individual Limits. The aggregate number of shares of the Company’s common stock that may be issued in a calendar year under the 2020 Stock Plan to an individual employee, officer, consultant, independent contractor or advisor is 575,000 shares. For any non-employee director, the sum of the grant date fair value of equity-based awards and the amount of cash-based compensation earned by such director during any calendar year may not exceed $750,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Type of Awards and Terms and Conditions. The 2020 Stock Plan provides that the Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Committee may determine to be necessary or desirable:

•	stock options, including both incentive stock options (“ISOs”) and non-qualified stock options (together with ISOs, “options”);
•	stock appreciation rights (“SARs”);
•	restricted stock and restricted stock units (“RSUs”) (including performance shares and performance share units (“PSUs”);
•	dividend equivalent rights; and
•	other stock-based awards.

The Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting, exercise and/or settlement of awards subject to completion of a minimum period of service, achievement of one or more performance goals or both as deemed appropriate by the Committee; provided, that a maximum of five percent of the aggregate number of shares available for issuance under the 2020 Stock Plan may be issued with the terms providing for a right of exercise or a lapse on any vesting condition earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance-based objectives, exercise and vesting restrictions cannot lapse earlier than the one-year anniversary, measured from the commencement of the period over which performance is evaluated), provided that an award agreement by its terms may permit acceleration or waiver of the minimum restrictions upon a Change in Control or upon the participant’s death, disability, retirement or involuntary termination.

10	SpartanNash Company Proxy Statement

STOCK INCENTIVE PLAN 2020 (cont’d)

In the case of awards issued to non-employee directors at the time of the annual meeting, the minimum vesting period is measured from grant until the next annual meeting date that is at least 50 weeks after the immediately preceding year’s annual meeting date the grant date. In addition, shares that are issued in substitute for awards that are assumed, converted, or substituted pursuant to a merger or similar transaction and shares that are delivered in lieu of fully vested cash incentive compensation relating to a performance period of at least one year need not comply with the minimum vesting period.

Options and SARs. The holder of an option is entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. We would receive no consideration for options or SARs granted under the 2020 Stock Plan, other than the services rendered by the holder in his or her capacity as an employee, officer, director, consultant or independent contractor of the Company

•

Exercise Price. The exercise price per share of an option or SAR will in no event be less than 100% of the fair market value per share of our common stock underlying the award on the date of grant, unless such award is granted in substitution for an option or SAR previously granted by a merged or acquired entity. Except in connection with certain corporate events, without the approval of shareholders, we will not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing” as defined in the 2020 Stock Plan.

•	Vesting. The Committee has the discretion to determine when and under what circumstances an option or SAR will vest, subject to minimum vesting provisions described above.
•

Exercise. The Committee has the discretion to determine the method or methods by which an option or SAR may be exercised, which methods may include a net exercise. The Committee is not authorized under the 2020 Stock Plan to accept a promissory note as consideration.

•

Expiration. Options and SARs will expire at such time as the Committee determines; provided, however, that no option or SAR may be exercised more than ten years from the date of grant. Furthermore, notwithstanding the foregoing, in the case of an ISO granted to a 10% shareholder, the option may not be exercised more than five years from the date of grant.

•

Special Limitations on ISOs. In the case of a grant of an option intended to qualify as an ISO, no such option may be granted to a participant who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of our stock or our subsidiaries unless the exercise price per share of our common stock subject to such ISO is at least 110% of the fair market value per share of our common stock on the date of grant, and such ISO award is not exercisable more than five years after its date of grant. In addition, options designated as ISOs shall not be eligible for treatment under the Internal Revenue Code as ISOs to the extent that either: (i) the aggregate fair market value of shares of common stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000 or (ii) such ISOs otherwise remain exercisable but are not exercised within three months after termination of employment (or such other period of time provided in Section 422 of the Internal Revenue Code).

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee for a specified time period determined by the Committee. The holder of a restricted stock unit (RSU) will have the right, subject to restrictions imposed by the Committee, to receive shares of our common stock at some future date determined by the Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as are determined by the Committee, subject to the minimum vesting provisions described above. A restricted stock or RSU award that is conditioned in whole or in part upon the achievement of one or more financial or other company-related performance goals (including goals specific to the participant's individual performance, other than performance of service alone) is generally referred to as a performance share or performance share unit (PSU) award.

11	SpartanNash Company Proxy Statement

STOCK INCENTIVE PLAN 2020 (cont’d)

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash or shares of our common stock) equivalent to the amount of cash dividends paid by the Company to shareholders with respect to the number of shares determined by the Committee. Dividend equivalents will be subject to other terms and conditions determined by the Committee, but the Committee may not (i) grant dividend equivalents in connection with options or SARs or (ii) pay a dividend equivalent with respect to a share underlying any other award prior to the date on which all conditions or restrictions on such share have been satisfied or lapsed.

Other Stock-Based Awards. The Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2020 Stock Plan. No such stock-based awards will contain a purchase right or an option-like exercise feature.

Termination and Amendment

The 2020 Stock Plan has a term of ten years expiring on May 20, 2030, unless terminated earlier by the Board. The Board may from time to time amend, suspend or terminate the 2020 Stock Plan. No amendment or modification of the 2020 Stock Plan may be made that would adversely affect any outstanding award without the consent of the participant or the current holder of the award (except in the case of amendments to comply with law, regulation or stock exchange policy or amendments in connection with a corporate transaction as described below). Amendments to the 2020 Stock Plan must be approved by the shareholders, if required under the listing requirements of the Nasdaq Global Select Market or any other securities exchange applicable to the Company, or if the amendment would (i) increase the number of shares authorized under the 2020 Stock Plan (other than in connection with certain equitable adjustments), (ii) permit a repricing of options or SARs, (iii) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, (iv) increase the maximum term of options or SARs, or (v) increase the annual per-person share limits under the 2020 Stock Plan.

Effect of Corporate Transaction

Awards under the 2020 Stock Plan are generally subject to special provisions upon the occurrence of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of shares, or any other similar corporate transaction or event involving the Company. The Committee or the Board may provide for any of the following to be effective upon the occurrence of the event (or effective immediately prior to the consummation of such event, as long as the event is consummated):

•

termination of any award, whether vested or not, in exchange for an amount of cash and/or other property equal to the amount that would have been attained upon exercise of the award or the realization of the participant’s rights under the award. Awards may be terminated without payment if the Committee or Board determines that no amount is realizable under the award as of the time of the transaction;

•	replacement of any award with other rights or property selected by the Committee or the Board of Directors, in its sole discretion;
•

the assumption of any award by the successor or survivor entity (or its parent or subsidiary) or the arrangement for the substitution for similar awards covering the stock of such successor entity with appropriate adjustments as to the number and kind of shares and prices; or

•	that any award shall become exercisable or payable or fully vested, notwithstanding anything to the contrary in the applicable award agreement

12	SpartanNash Company Proxy Statement

STOCK INCENTIVE PLAN 2020 (cont’d)

In general terms, a “change in control” under the 2020 Stock Plan occurs (i) upon an acquisition by a person, entity or affiliated group, with certain exceptions, of 20% or more of the Company’s then outstanding common stock or voting securities; (ii) upon a majority of the incumbent Board members ceasing for any reason to constitute a majority of the Board; (iii) consummation of an organization, merger, or consolidation into another entity unless (i) the holders of the Company’s voting shares immediately prior to the corporate transaction have at least 50% of the combined voting shares in the merged entity or its parent, (ii) no person owns 20% or more of outstanding voting shares, or (iii) the majority of the Company’s Board remains incumbent; or (iv) Consummation of a plan or liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the Company’ s assets, with certain exceptions.

The Company’s recent practice has been to provide for acceleration if the participant is terminated within a period of time after a change of control or if an acquiring entity does not assume outstanding awards.

Limited Transferability of Awards. Generally, no award or other right or interest of a participant under the 2020 Stock Plan (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any affiliates. However, the Committee may allow transfer of an award to family members for no value, and such transfer shall comply with the General Instructions to Form S-8 under the Securities Act of 1933, as amended. The Committee may establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.

Federal Income Tax Consequences

This discussion regarding federal tax consequences is intended as general information. Alternative minimum tax and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of the Company’s common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option or SAR, except that the Company may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO, if the disposition occurs before the applicable ISO holding periods set forth in the Internal Revenue Code have been satisfied.

13	SpartanNash Company Proxy Statement

STOCK INCENTIVE PLAN 2020 (cont’d)

Restricted Stock.  Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). If the award permits dividends to accrue while the restricted stock is subject to a substantial risk of forfeiture, such dividends will be paid if and when the underlying stock vests and will also be taxed as ordinary income. We generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units and Other Stock-Based Awards. Recipients of grants of restricted stock units (including performance share units) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. If the award permits dividend equivalent amounts to accrue while the restricted stock unit is subject to a substantial risk of forfeiture, such dividend equivalent amounts will be paid if and when the underlying stock unit vests and will also be taxed as ordinary income. Cash or shares to be received pursuant to any other stock-based award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2020 Stock Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. The Tax Cuts and Jobs Act (the “Act”), which was signed into law at the end of 2017, made significant changes to the deduction limit under Section 162(m), which are effective for taxable years beginning on and after January 1, 2018. The Act eliminated the exception to the deduction limit for qualified performance-based compensation and broadens the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. Therefore, compensation paid to a covered executive under the 2020 Stock Plan in excess of $1 million generally will not be deductible.

Section 409A of the Internal Revenue Code. The Committee intends to administer and interpret the 2020 Stock Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.

Vote Required and Recommendation

The affirmative vote of the majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the 2020 Stock Plan.

Your Board of Directors recommends that you vote FOR the adoption of the 2020 Stock Plan.

14	SpartanNash Company Proxy Statement

ADVISORY (NON-BINDING) APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required under Section 14A of the Securities Exchange Act of 1934, shareholders may cast an advisory vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. At the Company’s 2017 Annual Meeting, shareholders voted in favor of advisory approval of named executive officer compensation on an annual basis. The next shareholder vote regarding the frequency of advisory approval of named executive officer compensation will occur at the 2023 Annual Meeting.

As described in more detail in the “Executive Compensation” section of this proxy statement, the Company has designed its executive compensation programs to attract, motivate, reward and retain the senior management talent to manage the Company to achieve our corporate objectives and increase shareholder value through long-term profitable growth. We believe our compensation programs are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. For these reasons, and the reasons discussed in the “Compensation Discussion and Analysis” section of this proxy statement, we are asking our shareholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the shareholders of SpartanNash Company (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2020 annual meeting under the heading entitled “Executive Compensation.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy and programs described in this proxy statement.

The vote is not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and Compensation Committee value the opinions of our shareholders and will take the results of the vote into consideration when making future decisions regarding executive compensation.

Your Board of Directors recommends that you vote FOR approval of the compensation of the Company’s named executive officers.

15	SpartanNash Company Proxy Statement

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

SpartanNash’s Audit Committee has approved the selection of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent auditors to audit the financial statements and internal controls of SpartanNash and its subsidiaries for the fiscal year ending January 2, 2021, and to perform such other appropriate accounting services as may be approved by the Audit Committee. The Audit Committee and the Board of Directors propose and recommend that shareholders ratify the selection of Deloitte to serve as the Company’s independent auditors for 2020.

The Audit Committee evaluates the independence of the auditors at least annually. Deloitte has provided written affirmation that they are independent under all applicable standards, and the Audit Committee believes that Deloitte has effective internal monitoring of their independence. The Company and Deloitte have complied with SEC requirements on audit partner rotation. The lead audit partner was most recently rotated for the fiscal year ending December 29, 2018.

Independence is not the sole factor in the selection of the Company’s independent auditor. The Audit Committee also considers price, quality of service and knowledge of SpartanNash and the Company’s industry when selecting its auditor.

More information concerning the relationship of the Company with its independent auditors appears below under the headings “Audit Committee,” “Independent Auditors,” and “Audit Committee Report.”

If the shareholders do not ratify the selection of Deloitte, the Audit Committee will consider a change in auditors for the next year.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Your Audit Committee and Board of Directors recommend that you vote FOR ratification of the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 2, 2021.

16	SpartanNash Company Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES

SpartanNash is committed to developing and implementing principles of corporate governance to help the Board fulfill its responsibilities to shareholders and to provide a framework for overseeing the management of the Company. The Board has adopted a written Corporate Governance Policy. The Policy is designed to communicate our fundamental governance principles and to provide management, associates, and shareholders with insight to the Board’s ethical standards, expectations for conducting business, and decision-making processes.

More information regarding the Company’s corporate governance, including a copy of our Corporate Governance Policy, is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com.

Director Independence

SpartanNash’s Corporate Governance Policy requires that at least two-thirds of the directors must be independent. Eight of our nine current directors are independent under Nasdaq Marketplace Rules.

Director Tenure

The Board of Directors considers the length of service of a director when determining whether he or she is “independent” under applicable rules.

Because the merger of Nash Finch and Spartan Stores in 2013 (the “Merger”) fundamentally transformed each constituent company and created a new, larger, and more complex organization, the Board believes it is appropriate to measure director tenure by reference to service to the combined company. The table below presents the approximate tenure of each non-management director and the average for the Board, measured with respect to the combined companies, and the “registrant.”

Director Tenure

Director	Years of Service to SpartanNash Company*	Years of Service to “Registrant”**
M. Shân Atkins	6.4	16.8
Frank Gambino	6.4	16.8
Doug Hacker	6.4	6.4
Yvonne Jackson	6.4	9.5
Matthew Mannelly	2.1	2.1
Elizabeth Nickels	6.4	19.8
Hawthorne L. Proctor	6.4	6.4
William Voss	6.4	6.4
Average	5.9	10.5

* Since the merger of Spartan Stores and Nash Finch on November 19, 2013 through the date of this proxy statement.

** Service only to SpartanNash Company (f/k/a Spartan Stores, Inc.), which is the “registrant” for SEC reporting purposes.

The Board engages in self-evaluation annually, using two processes in alternate years. In one year, the Board evaluates and assesses Committee performance and overall Board performance. In the alternate year, the Board conducts a peer review process of individual directors. The Board believes that these processes help promote a culture of objective and robust discussion and deliberation.

The Board of Directors’ Role in Risk Oversight

Management of risk is the direct responsibility of the Company’s senior leadership team. The Board of Directors is responsible for overseeing the Company’s risk management and risk mitigation. In its oversight of the Company’s risk-management process, the Board seeks to ensure that the Company is informed and deliberate in its risk-taking. The Company’s primary mechanisms for risk management are the Company’s enterprise risk management program (“ERM”), its internal audit program, strategic review sessions held between the Board and management, and the Company’s external audit by an independent accounting firm.

17	SpartanNash Company Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES (cont’d)

The Board of Directors continuously analyzes the Company’s strategic plan and objectives with management. As part of this process, the Board and management identify and assess strategic risks attendant to initiatives such as acquisitions and divestitures, major investments, financings and capital commitments.

The Board implements its risk oversight function both as a whole and through Committees, which meet regularly and report back to the full Board. In particular:

•

The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the Company’s internal audit and ethics programs, including the Company’s Code of Conduct. On a regular basis, the Audit Committee members meet independently with the Company’s head of internal audit and representatives of the independent auditing firm; and the Company’s Chief Financial Officer, Chief Accounting Officer and Legal Department.

•

The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without impairing the overall incentive nature of the compensation. The Compensation Committee also reviews senior leadership succession planning.

•	The Nominating and Corporate Governance Committee regularly reviews the Company’s governance structure and practices to promote the long-term interests of shareholders.

Board Leadership Structure

The Nominating and Corporate Governance Committee and the Board of Directors periodically evaluate the leadership structure of the Board of Directors in light of a variety of factors that the Board considers important, including the Company’s current Board composition, the experience and skills of our management team, continuity of leadership, and other factors.

The Board of Directors has determined that at this time it is in the best interests of the Company and its shareholders to combine the roles of Chief Executive Officer and Chairman of the Board while Mr. Eidson serves as CEO on an interim basis.

The Board has elected a Lead Independent Director from among the independent directors. Presently, the Lead Independent Director is Douglas A. Hacker. The role of the Lead Independent Director is to aid and assist the Chairman and the rest of the Board in assuring effective corporate governance in managing the affairs of the Board and the Company.

Committee Charters

The Board has appointed three chartered committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board has approved a written committee charter for each of these committees. The charters define basic principles regarding each committee’s organization, purpose, authority and responsibilities. The charters for the Audit, Compensation, and Nominating and Corporate Governance Committees are available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com.

Director Attendance

Each director is expected to make every effort to personally attend every Board meeting and every meeting of each Committee on which he or she serves as a member.

SpartanNash’s Board of Directors held eight meetings during 2019. In 2019, each director attended at least 88% of the meetings of the Board of Directors and the committees on which he or she served. The Board is scheduled to meet at least quarterly and may meet more frequently. Independent directors meet in executive sessions, without the presence of management, at each regularly scheduled Board meeting.

18	SpartanNash Company Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES (cont’d)

Directors are also expected to attend the Annual Meeting in person unless compelling personal circumstances prevent attendance. All of the Company’s directors then in office attended the 2019 Annual Meeting, except for Gen. Proctor, who was unable to attend.

Hedging and Pledging Prohibited

The Board has adopted a policy that prohibits an executive officer or director of the Company from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock or other equity securities (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds).

In addition, the Company’s executive officers and directors are not permitted to pledge, or otherwise encumber shares of the Company’s common stock or other equity securities as collateral for indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account. A copy of the Company’s Policy on Hedging and Pledging Company Stock is available in the “Investor Relations” section of our corporate website, www.spartannash.com.

Majority Voting Policy

Under the Company’s Corporate Governance Policy, it will be presumed that any director who receives a greater number of votes “withheld” than votes “for” such election in an uncontested election at an Annual Meeting (a “Majority Withheld Vote”) does not have the full confidence of the shareholders. A director receiving a Majority Withheld Vote is required to offer his or her resignation from the Board to the Nominating and Corporate Governance Committee upon certification of the shareholder vote. The resignation will be effective if and when accepted by the Nominating and Corporate Governance Committee.

Change in Employment Status

A director who experiences a material change in his or her employment status is expected to promptly offer his or her resignation as a director to the Nominating and Corporate Governance Committee. The Committee will promptly consider and vote upon acceptance or rejection of the director’s offer to resign (excluding the affected director from consideration of and voting on acceptance of the resignation).

Other Board Memberships

Executive officers of the Company must notify the Nominating and Corporate Governance Committee before serving as a member of the board of directors of any other business organization. The Nominating and Corporate Governance Committee reviews the Chief Executive Officer’s membership on external boards of directors at least annually. The Chief Executive Officer may not serve on the board of directors of more than one business organization not affiliated with the Company without the prior review and approval of the Nominating and Corporate Governance Committee. The Committee may limit the directorships for any other executive officer if it believes that they will interfere with the executive officer’s responsibilities to the Company. Non-management directors may not serve on more than three other public company boards without the prior review and approval of the Nominating and Corporate Governance Committee.

Code of Conduct

The Audit Committee has approved a Code of Conduct (the “Code”) that articulates the Company’s standards regarding business ethics and expectations. The Code applies to all associates, officers, and members of the Board of Directors. The Code establishes guidelines to help the Company conduct our business with honesty and integrity and in compliance with applicable law. The Code requires all associates of the Company to report promptly any violations of the Code. Associates may report violations through reporting systems on a confidential and anonymous basis. The Code is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com.

19	SpartanNash Company Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES (cont’d)

Succession Planning

Under our Corporate Governance Policy, the Board of Directors maintains and periodically reviews a succession plan for the Company’s Chief Executive Officer and such other executive officers as it deems appropriate to manage the continuity of leadership in the execution of the Company’s business strategies. The succession plans are based upon recommendations of the Compensation Committee.

Board and Management Communication

SpartanNash is committed to open and effective communication between the Board and management. Directors are encouraged to consult with any SpartanNash manager or associate and may visit Company facilities without the approval or presence of corporate management. The Board is required to dedicate a substantial portion of at least one meeting per year to discussions with management regarding the Company’s strategic plan.

Director Education

SpartanNash encourages all its directors to attend continuing education programs so that they may stay abreast of developments in corporate governance and best practices and further develop their expertise. The Board of Directors expects that each director will attend periodically an appropriate continuing director education program.

Nominee Qualifications and the Nominations Process

There are no specific or minimum qualifications or criteria for nomination for election or appointment to the Board of Directors. The Nominating and Corporate Governance Committee identifies and evaluates nominees for director on a case-by-case basis, regardless of who recommended the nominee, and has no written procedures for doing so. The Board has identified certain qualifications, attributes and skills that should be represented on the Board as a whole. These are discussed beginning on page 25.

The Nominating and Corporate Governance Committee may engage and pay fees to third party search firms to assist in identifying possible nominees for director and providing information to assist the Committee in the evaluation of possible nominees.

The Board of Directors expects that there would be no material difference in the manner in which the Nominating and Corporate Governance Committee would evaluate a nominee for director that was recommended by a shareholder.

Board Diversity

The Board believes that the Company and its shareholders are best served by having a Board of Directors that has a diversity of perspectives, education, experience, skills, gender, race, and ethnicity, and will endeavor to seek out such candidates when searching for new directors. Currently:

•	Two of our directors are African-American; and
•	Three of our directors are women.

Shareholder Communications with Directors

Shareholders who wish to send communications to SpartanNash’s Board of Directors may do so by sending them in care of the Secretary at the address set forth on the Notice of Meeting included in this proxy statement. Communications may be addressed either to specified individual directors or the entire Board. The Secretary has the discretion to screen communications that are unrelated to the business or governance of SpartanNash, or otherwise inappropriate. The Secretary will, however, compile all shareholder communications which are not forwarded and such communications will be available to any director. A copy of our Shareholder Communication Policy can be found in the “Investor Relations–Corporate Governance” section of our website, www.spartannash.com.

20	SpartanNash Company Proxy Statement

CORPORATE RESPONSIBILITY

Corporate Responsibility

SpartanNash understands that environmental, social and governance issues are of increasing importance to many investors. The Company’s business decisions, products and operations have a direct impact on the environment and on communities, customers and associates. The Company’s social responsibility and environmental sustainability programs together make up the broader SpartanNash Corporate Responsibility commitment.

The Company believes it has made progress in each of five focus areas — cultivating local relationships and product development, advancing diversity and inclusion, volunteering, minimizing waste and reducing energy consumption.

For more information, including a copy of the Company’s Corporate Responsibility Report, please visit www.spartannash.com/corp-responsibility/.

21	SpartanNash Company Proxy Statement

BOARD OF DIRECTORS

General

All directors elected at this year’s Annual Meeting will serve a one-year term, expiring at the 2021 Annual Meeting.

The biographies of each of the nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should continue to serve as a director for the Company. Except as otherwise indicated, each of these persons has had the same principal position and employment for over five years.

Nominees for Directors

M. Shân Atkins (age 63) has been a director of SpartanNash since 2003. She is an independent business executive with extensive experience in finance, private investment, and retail strategy. Ms. Atkins is a director of Darden Restaurants, Inc., an owner and operator of full service restaurants, where she serves on the Audit and Nominating/Governance Committees; Aurora Cannabis, a leading Canadian integrated cannabis producer, where she chairs the Audit Committee, and LSC Communications, where she serves on the Human Resources and Corporate Responsibility/Governance Committees. She was previously a director of SunOpta, Inc., a manufacturer of natural and organic beverages and snacks, until 2019; The Pep Boys — Manny, Moe and Jack, until 2015, Tim Hortons, Inc. until 2014, and Shoppers Drug Mart until 2012. Ms. Atkins also serves as chair of the Audit Committee and a member of the Compensation Committee at True Value Company, a retailer-owned hardware cooperative. Ms. Atkins previously served as a partner in the global consumer and retail practice at Bain & Company, an executive with Sears Roebuck & Company, and an accountant with Price Waterhouse. She is a certified public accountant. Ms. Atkins’ qualifications to serve on the Board of Directors include her expertise in finance and accounting, her extensive experience as a director of other publicly traded corporations, and her experience in developing and executing strategic plans for major retail organizations.

Dennis Eidson (age 66) has been a director of SpartanNash since October 2007. Mr. Eidson served as Chief Executive Officer of SpartanNash from October 2008 until his retirement in May 2017, and returned to serve as Interim President and CEO in August 2019. He previously served as President of SpartanNash from October 2007 to August 2016, Chief Operating Officer from February 2007 to October 2008, and our Executive Vice President Marketing and Merchandising from March 2003 to February 2007. Prior to joining SpartanNash, Mr. Eidson served as the Divisional President and Chief Executive Officer of A&P’s Midwest region from October 2000 to July 2002, as the Executive Vice President Sales and Merchandising of A&P’s Midwest region from March 2000 to October 2000, and as the Vice President of Merchandising of A&P’s Farmer Jack division from June 1997 to March 2000. Mr. Eidson brings valuable insight and knowledge to the Board due to his service as President and Chief Executive Officer. Mr. Eidson also provides the benefit of his years of service in the grocery retail and distribution industry, including his executive experience at A&P.

22	SpartanNash Company Proxy Statement

THE BOARD OF DIRECTORS (cont’d)

Dr. Frank M. Gambino (age 66) has been a director of SpartanNash since 2003. Dr. Gambino is a Professor of Marketing and the Director of the Food & Consumer Package Goods Marketing Program at Western Michigan University. He is the immediate past Chair of the Food Industry University Coalition for the National Grocers Association and a member of the Higher Education Council for the Category Management Association. Prior to joining WMU, Gambino spent more than 15 years in the retail food industry, and he remains active within the food and consumer packaged goods industries at both the national and regional level. Currently, he serves on the Retail Site Development Committee for Wakefern Food Corporation, a grocery retailer cooperative. Mr. Gambino’s qualifications as a director include his extensive experience in food marketing and the retail food industry.

Douglas A. Hacker (age 64) has been a Director of SpartanNash since November 2013 and was a director of Nash Finch from 2005 until the Merger. Mr. Hacker is currently an independent business executive and formerly served as Executive Vice President, Strategy for UAL Corporation, an airline holding company, from December 2002 to May 2006. Prior to that position, he served with UAL Corporation as President, UAL Loyalty Services from September 2001 to December 2002, and as Executive Vice President and Chief Financial Officer from July 1999 to September 2001. Mr. Hacker also serves as a director and member of the Compensation Committee of Aircastle Limited, a commercial aircraft leasing company.  Mr. Hacker served as a director of Travelport Worldwide Limited from 2016 to 2019 and served as a director of SeaCube Container Leasing Ltd from 2010 until 2014. Mr. Hacker serves as a director or trustee of a series of open-end investment companies that are part of the Columbia family of mutual funds. The Company believes that Mr. Hacker’s extensive experience in financial and operating management, including his prior service as Executive Vice President, Strategy, and his service as Chief Financial Officer of a major airline, in addition to his depth of knowledge in executive compensation give him the qualifications and skills to serve as a Director.

Yvonne R. Jackson (age 70) has been a director of SpartanNash since her appointment to the Board in October 2010. Ms. Jackson is President and Principal of BeecherJackson, Inc., a human resources management consulting firm that she co-founded in 2006. From 2002 to 2005, she served as Senior Vice President, Corporate Human Resources of Pfizer, Inc. From 2006 to 2012, Ms. Jackson served as a director of Winn-Dixie Stores, Inc., a regional grocery retailer, including service as chairperson of Winn Dixie’s Compensation Committee. Ms. Jackson is a former director and member of the Compensation and Nominating and Corporate Governance Committees of Best Buy Co., Inc. Ms. Jackson has over 30 years of experience in human resources, including experience as the most senior human resources executive. Her experience enables her to assist the Board in its deliberations regarding succession planning, compensation and benefits, change management, talent management, organizational management and diversity strategies.

23	SpartanNash Company Proxy Statement

THE BOARD OF DIRECTORS (cont’d)

Matthew Mannelly (age 62) has been a director of SpartanNash since February 27, 2018. Mr. Mannelly is the retired CEO of Prestige Brands, Inc., a distributor of healthcare and household cleaning products, a position he held from 2009 to 2015. He also served on the board of directors of Prestige Brands. Before that, he was the CEO of Cannondale Bicycle Corporation from 2003 to 2008, and also served as a director of Performance Sports Group from 2015 to 2017.  Mr. Mannelly also served as President, Americas for Paxar Corporation, Chief Marketing Officer for the United States Olympic Committee, and Global Director, Retail Development for NIKE, Inc. Mr. Mannelly is a member of the board of directors of Collier Creek, LLC. Mr. Mannelly’s qualifications as a director include his extensive experience in marketing and his executive leadership of consumer product and consumer goods companies.

Elizabeth A. Nickels (age 57) has been a director of SpartanNash since 2000. Ms. Nickels is an accomplished senior executive and board member with extensive leadership experience in both emerging and mature business segments. Ms. Nickels served as Executive Director of Herman Miller Foundation from 2012 to 2014. From February 2000 to May 2012, Ms. Nickels served as an executive at Herman Miller, Inc., an office furniture manufacturing company. Ms. Nickels served as Chief Financial Officer of Herman Miller from February 2000 to August 2007 and President of Herman Miller Healthcare from 2007 to 2012. Since October 2015, Ms. Nickels has served as a director of Principal Funds, a leading provider of mutual funds. Ms. Nickels served as a director of PetSmart, Inc. from November 2013 to March 2015, and was a director for Charlotte Russe, a clothing retailer, from November 2013 to April 2016, in addition to serving on the board of several privately held companies. Ms. Nickels has practiced as a certified public accountant and maintains her registration as a C.P.A. Ms. Nickels’ qualifications to serve as a director of SpartanNash include her wealth of experience and knowledge of business, finance and accounting matters gained through nineteen years of executive experience with publicly traded companies.

Major General (Ret.) Hawthorne L. Proctor (age 73) has been a Director of the Company since the Merger, and served as a director of Nash Finch since 2007. Major General (Ret.) Proctor currently serves as Managing Partner of Proctor & Boone LLC Consulting, and Senior Logistics Consultant in the Department of Defense Business Group of Intelligent Decisions, Inc., where he has worked since 2006. Major General (Ret.) Proctor served for nearly 35 years in the United States Army, where he performed with distinction in numerous senior logistics management roles including Commander, Defense Personnel Support Center and later Commander, Defense Supply Center, Philadelphia, 46th Quartermaster General of the United States Army, and J3, or Chief Operating Officer (COO) Defense Logistics Agency. The Company believes that Major General (Ret.) Proctor’s extensive service with the military as a logistician, and his prior leadership of a $3.2 billion enterprise that provided food, clothing and medical supplies to Department of Defense organizations give him the qualifications and skills to serve as a Director.

William R. Voss (age 66) has served as a director of the Company since the Merger. From 2006 until the Merger, Mr. Voss was the Chairman of the Nash Finch Board of Directors. Mr. Voss has served for more than 10 years as Managing Director of Lake Pacific Partners, LLC, a private equity investment firm specializing in consumer products and services. He previously served as Chairman and Chief Executive Officer of Natural Nutrition Group, Inc., a food processor; as Chief Executive Officer of McCain Foods, Inc.; and as President and a Director of Pilgrim’s Pride Corporation. The Company believes that Mr. Voss’ extensive experience as an entrepreneur, executive, consultant, investor and director in the consumer products industry, as well as his experience serving as Chairman, President and Director of Fortune 500 companies, gives him the qualifications and skills to serve as a Director.

24	SpartanNash Company Proxy Statement

THE BOARD OF DIRECTORS (cont’d)

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Company’s core businesses include distributing grocery products to a diverse group of independent and chain retailers, its corporate owned retail stores, and military commissaries and exchanges. Grocery retailing and food distribution is a highly competitive and dynamic business. Accordingly, the Board of Directors believes that at least some of our directors should have experience or specific knowledge in retail or distribution industries at the executive level. The Board believes that directors with experience or in-depth knowledge of the grocery or food industries are uniquely qualified to inform the Board’s deliberations regarding business strategy. The Board has also found it valuable to have a member with specific knowledge and experience with distribution and logistics. Because merchandising and marketing is central to our business, the Board believes that merchandising and marketing experience should be represented on the Board. In addition, the Board believes that its membership should include directors who have:

•	a high degree of financial expertise;
•	experience with human resources matters;
•	strategic planning skills;
•	relevant business experience as a chief executive officer or equivalent; and
•	diverse perspectives, education, experience, skills, gender, race, and ethnicity.

Board Committees

SpartanNash’s Board has three standing committees:

•	the Audit Committee;
•	the Compensation Committee; and
•	the Nominating and Corporate Governance Committee.

Meetings Held in 2019
Full Board of Directors	8
Audit Committee	9
Compensation Committee	7
Nominating and Corporate Governance Committee	4

Audit Committee. The Board of Directors has established the Audit Committee to assist the Board in fulfilling its fiduciary responsibilities with respect to accounting, auditing, financial reporting, internal controls and legal compliance. The Audit Committee oversees management and the independent auditors in the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee serves as a focal point for communication among the Board, the independent auditors, the internal auditors and management with regard to accounting, reporting, and internal controls.

The Audit Committee operates under a charter adopted by the Board of Directors. A copy of the Audit Committee Charter is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com.

The Board of Directors has determined that Audit Committee members M. Shân Atkins, and Elizabeth A. Nickels are Audit Committee financial experts, as that term is defined in Item 401(h)(2) of Securities and Exchange Commission Regulation S-K. Under SEC regulations, a person who is determined to be an Audit Committee financial expert will not be deemed an expert for any other purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933, as amended (the “Securities Act”) as a result of being designated or identified as an Audit Committee financial expert, and the designation or identification of a person as an Audit Committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and Board of Directors in the absence of such designation or identification or affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

25	SpartanNash Company Proxy Statement

THE BOARD OF DIRECTORS (cont’d)

Each member of the Audit Committee is independent, as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act.

Compensation Committee. The Board of Directors has established the Compensation Committee to assist the Board of Directors in fulfilling its responsibilities relating to compensation of the Company’s executive officers and the Company’s compensation and benefit programs and policies. The Compensation Committee operates under a charter adopted by the Board of Directors. A copy of the Compensation Committee Charter is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com.

Each member of the Compensation Committee is independent, as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and Rule 10C-1 under the Exchange Act.

Processes and Procedures. The Compensation Committee reviews executive compensation on a continuous basis each year, with the most comprehensive reviews typically taking place following year-end. The Committee reviews executive performance, current compensation levels, and compensation benchmarking data and analysis (please see the Compensation Discussion and Analysis section of this Proxy Statement for information about benchmarking analysis). The Committee reviews this information in the context of the Company’s performance and financial results. At the conclusion of this review, the Compensation Committee grants share-based awards if appropriate, establishes goals and objectives for the then-current year, and may adjust executive salaries. The Compensation Committee’s decision-making process is explained in more detail in the Compensation Discussion and Analysis section of this proxy statement.

Consultants and Advisors. The Compensation Committee is authorized to engage consultants, advisors and legal counsel at the expense of the Company. The Compensation Committee Charter requires that any consultant engaged for the purpose of determining the compensation of executive officers must be engaged directly by the Committee and report to the Compensation Committee. The Compensation Committee has authority to approve contracts with and payment of fees and other compensation of consultants, advisors and legal counsel.

Prior to engaging or receiving advice from any compensation consultant or advisor, the Committee reviews the independence of the proposed consultant or advisor, taking into account the following factors:

•	The advisor’s provision of other services to the Company;
•	The amount of fees received from the Company by the advisor, as a percentage of the advisor’s total revenue;
•	The advisor’s policies and procedures that are designed to prevent conflicts of interest;
•	Any business or personal relationship between the advisor and a member of the Committee or any executive officer of the Company;
•	The advisor’s ownership of any Company stock; and
•	Any other factors identified by applicable securities exchange listing standards.

Participation by Management. The Company’s compensation philosophy and the administration of its various compensation plans are determined by the independent directors of the Compensation Committee. Company policy and Nasdaq rules prohibit participation by the Chief Executive Officer in the process of determining his or her own compensation. The Company’s executive officers and Human Resources associates serve as resources to the Compensation Committee and provide advice, information, analysis and documentation to the Compensation Committee upon request. The Compensation Committee may delegate to the Chief Executive Officer authority to recommend the amount or form of compensation paid to other executive officers and associates subordinate to the Chief Executive Officer, subject to such limitations as the Compensation Committee may require. The Compensation Committee will not delegate to executive officers its authority to approve awards of stock options or other stock compensation.

26	SpartanNash Company Proxy Statement

THE BOARD OF DIRECTORS (cont’d)

Share-based Award Policy. The Board of Directors has adopted a Policy Regarding Stock Option Grants and other share-based Awards which provides:

•	Share-based awards will not be back-dated.
•	The exercise price for all share-based awards will be based on the market value of SpartanNash common stock on the effective date of award;
•

The Company will not time its release of material non-public information for the purpose of affecting the value of executive compensation, or time the grant of compensation awards to take advantage of material non-public information; and

•

Only the Board of Directors or the Compensation Committee, which consists entirely of independent directors, will approve share-based awards. This authority may not be delegated to executive officers or associates.

A copy of the Policy Regarding Stock Option Grants and other Share-based Awards is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com.

Nominating and Corporate Governance Committee. The Board of Directors has established the Nominating and Corporate Governance Committee to assist the Board of Directors in fulfilling its responsibilities by providing independent director oversight of nominations for election to the Board of Directors and leadership in the Company’s corporate governance.

The Nominating and Corporate Governance Committee has the powers, authority and responsibilities specified in its charter or delegated to the committee by the Board of Directors. A copy of the Nominating and Corporate Governance Committee Charter is available in the “Investor Relations — Corporate Governance” section of our website, www.spartannash.com.

Under the Corporate Governance Policy, if the chair of the Board is also the current or former Chief Executive Officer of SpartanNash, the Board will elect a Lead Independent Director from among the directors who are independent under Nasdaq Listing Rule 5605(a)(2). The responsibilities and authority of the Lead Independent Director are described in this proxy statement under the caption “Board Leadership Structure.”

Each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in Rule 5605(a)(2) of the Nasdaq rules.

27	SpartanNash Company Proxy Statement

INDEPENDENT AUDITORS

Independent Auditors’ Fees

The aggregate fees billed by Deloitte & Touche LLP to SpartanNash and its subsidiaries for 2019 and 2018 are as follows:

	2019	2018
Audit Fees(1)	$991,000	$922,000
Audit-Related Fees(2)	210,000	298,000
Tax Fees(3)	45,000	380,850
All Other Fees	—	—
(1)	Audit services consist of the annual audit, reviews of quarterly reports on Form 10-Q and consultations.
(2)

Audit-related fees consists principally of services related to due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, and other consultations not arising as part of the audit.

(3)

Permissible tax services include tax compliance, tax planning and tax advice that do not impair the independence of the auditors and that are consistent with the SEC’s rules on auditor independence. Tax compliance and preparation fees account for $12,000 and $175,850 of the total tax fees for 2019 and 2018, respectively.

Deloitte did not provide any services to SpartanNash or its subsidiaries related to financial information systems design and implementation during the past two years.

Audit Committee Approval Policies

The Audit Committee Charter sets forth the policy and procedures for the approval by the Audit Committee of all services provided by Deloitte. The charter requires that the Audit Committee pre-approve all services provided by the independent auditors, including audit-related services and non-audit services. The charter allows the Audit Committee to delegate to one or more members of the Audit Committee the authority to approve the independent auditors’ services. The decisions of any Audit Committee member to whom authority is delegated to pre-approve services are reported to the full Audit Committee. The charter also provides that the Audit Committee has authority and responsibility to approve and authorize payment of the independent auditors’ fees. Finally, the charter sets forth certain services that the independent auditors are prohibited from providing to SpartanNash or its subsidiaries. All of the services described above were approved by the Audit Committee. None of the audit-related fees or tax fees were approved by the Audit Committee pursuant to the de minimus exception set forth in Section 10A(i)(1)(B) of the Exchange Act, although the Audit Committee Charter allows such approval.

28	SpartanNash Company Proxy Statement

AUDIT COMMITTEE REPORT

The Board of Directors has appointed the Audit Committee to assist the Board in fulfilling its fiduciary responsibilities with respect to accounting, auditing, financial reporting, internal controls, and legal compliance. The Committee oversees management and the independent public accounting firm in the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Committee serves as a focal point for communication among the Board, the independent public accounting firm, the internal auditors and management with regard to accounting, reporting, and internal controls.

The Committee acts under a charter which has been adopted by the Board of Directors and is available on the Company’s website at www.spartannash.com. The Audit Committee reviews the adequacy of the charter at least annually. The Board of Directors annually reviews the standards for independence for audit committee members under the Nasdaq Listing Rules and has determined that each member of the Audit Committee is independent. The Board of Directors has also determined that two members of the Audit Committee are audit committee financial experts under Securities and Exchange Commission rules.

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting, the Company’s disclosure controls and internal control over financial reporting, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent public accountants are responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles, and providing an attestation report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed, and discussed with management and the independent accountants, the Company’s audited financial statements for the fiscal year ended December 28, 2019, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent accountants’ attestation report on the Company’s internal control over financial reporting. The Audit Committee has discussed with the independent accountants the matters required to be discussed under applicable auditing standards. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountants their independence. This included consideration of the compatibility of non-audit services with the accountants’ independence.

Based on the reviews and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in SpartanNash’s report on Form 10-K for the period ended December 28, 2019.

Respectfully submitted,

M. Shân Atkins, Chair

Dr. Frank M. Gambino

Elizabeth A. Nickels

Hawthorne L. Proctor

The information contained in the “Audit Committee Report” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act unless and only to the extent that the Company specifically incorporates it by reference.

29	SpartanNash Company Proxy Statement

OWNERSHIP OF SPARTANNASH STOCK

The following table sets forth the number of shares of SpartanNash common stock reported to be beneficially owned by each person or group which is known to the Company to be a beneficial owner of 5% or more of SpartanNash’s outstanding shares of common stock as of December 28, 2019, and each of our directors and nominees for director, each executive officer named in the Summary Compensation Table below and all directors, nominees for director and executive officers of SpartanNash as a group are deemed to have beneficially owned as of December 28, 2019. Information reported with respect to beneficial owners other than SpartanNash nominees, directors, and officers is based entirely on the most recent Schedule 13G or amendment filed by the listed party as of March 23, 2020, and the Company assumes no responsibility for such reports. Ownership of less than 1% of the outstanding shares of common stock is indicated by asterisk.

Name of Beneficial Owner	Sole Voting Power	Sole Dispositive Power	Shared Voting or Dispositive Power	Total Beneficial Ownership	Percent of Class(1)
5% Owners
BlackRock Inc.(2)	5,666,532	5,803,676	—	5,803,676	16.0%
Dimensional Fund Advisors LP(3)	2,924,881	3,038,873	—	3,038,873	8.4%
The Vanguard Group(4)	34,003	2,459,663	35,036	2,494,699	6.9%
Nominees, Directors, and Officers
M. Shân Atkins	45,273	45,273	—	45,273	*
Dennis Eidson	192,731	192,731	2,400	195,131	*
Dr. Frank M. Gambino	47,040	47,040	—	47,040	*
Douglas A. Hacker	37,851	37,851	—	37,851	*
Yvonne R. Jackson	31,881	31,881	—	31,881	*
Kathleen M. Mahoney	63,096	63,096	—	63,096	*
Matthew Mannelly	12,848	12,848	—	12,848	*
Elizabeth A. Nickels	34,602	34,602	—	34,602	*
Hawthorne L. Proctor	23,202	23,202	—	23,202	*
Lori Raya	13,172	13,172		13,172	*
Mark Shamber	40,318	40,318	—	40,318	*
Yvonne Trupiano	30,688	30,688	—	30,688	*
William R. Voss	32,466	32,466	—	32,466	*
All directors, nominees and executive officers as a group (18 persons)	667,248	667,248	2,400	669,648	1.8%

(1)

The percentages set forth in this column were calculated on the basis of 36,350,679 shares of common stock outstanding as of December 28, 2019. For SpartanNash nominees, officers, and directors, the number of shares stated is based on information provided by each person listed and includes shares personally owned by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person as of December 28, 2019. These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have influence by reason of relationship.

(2)	Based on a Schedule 13G/A filed February 4, 2020 by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055.
(3)	Based on a Schedule 13G/A filed February 12, 2020 by Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.
(4)	Based on a Schedule 13G/A filed February 12, 2020 by The Vanguard Group, Inc., PO Box 2600, V26, Valley Forge, Pennsylvania, 19482-2600.

30	SpartanNash Company Proxy Statement

SPARTANNASH’S EXECUTIVE OFFICERS

SpartanNash’s executive officers are appointed annually by, and serve at the pleasure of, the Board or the Chief Executive Officer.

Biographical information for Mr. Eidson is included above in the “Board of Directors” section of this proxy statement. The following sets forth biographical information as of the date of this proxy statement concerning SpartanNash’s executive officers who are not directors:

Arif Dar (age 51) has served as Senior Vice President and Chief Information Officer since January 2019. Previously, he was the Chief Information Officer for S.C. Johnson and Son, Inc. (“SCJ”) from 2015 to 2018. Prior to that, he served as the Chief Technology Officer for SCJ from 2013 to 2015. He has also held executive IT positions at Maple Leaf Foods, Bombardier Transportation, General Motors, Tyco International and General Electric.

Tammy R. Hurley (age 54) has served as Vice President, Finance and Chief Accounting Officer since August 2016. Prior to her promotion to that position, she served as SpartanNash’s Vice President Finance from February 2015 to August 2016, Director, Accounting from 2010 to 2015, and Corporate Controller from 2001 to 2010. Prior to joining SpartanNash she was an auditor with Deloitte & Touche. She is a Certified Public Accountant.

Walt Lentz (age 60) has served as Executive Vice President and President, Food Distribution since May 2019. He previously served in leadership roles that include Acting Chief Executive Officer and Chief Supply Chain Officer of Peapod, the grocery e-commerce business division of Ahold Delhaize, from 2017 to 2019. Lentz began his service with Ahold in 2009, serving as Senior Vice President, Supply Chain for Giant Foods before advancing to Senior Vice President, Supply Chain Logistics, Planning and Replenishment, for Ahold USA Retail. Prior to his time with Ahold, Lentz served in a variety of executive roles with Kellogg Company from 1997 to 2009, ranging from manufacturing operations to logistics operations and business unit sales support.

Kathleen M. Mahoney (age 65) has served as Chief Legal Officer since November 2015, and corporate Secretary since the Merger. She previously served as President MDV from May 2017 to February 2020 and Executive Vice President General Counsel from the Merger to November 2015. As Chief Legal Officer, Ms. Mahoney oversees the Company’s legal and aviation functions. Prior to the Merger, she served as Executive Vice President General Counsel and Secretary for Nash Finch, where she oversaw legal, aviation, risk management, asset protection, safety, environmental, and insurance procurement and claims management. Prior to working at Nash Finch, she was the Managing Partner of the St. Paul office of Larson King, LLP.

Lori Raya (age 53) has served as Executive Vice President Chief Merchandising and Marketing Officer since February 2019. Previously, Ms. Raya held the position as Division President of Albertsons from 2015 to 2018, where she led the post-merger transition with Safeway. Ms. Raya’s career extended over 30 years with Safeway, holding various titles such as Vice President of Retail Operations, Group Vice President of Strategic Initiatives, and multiple food category senior management positions before serving as the first female divisional president in Vons from 2012 to 2015.

Mark Shamber (age 51) has served as Executive Vice President Chief Financial Officer since September 2017. Mr. Shamber previously served as an independent business consultant from January 2016 to September 2017, Senior Vice President of United Natural Foods, Inc. (“UNFI”) from October 2015 to December 2015, Senior Vice President, Chief Financial Officer and Treasurer of UNFI from October 2006 to October 2015. Prior to holding that position, Mr. Shamber served in financial and accounting positions of increasing authority with UNFI since June 2003. From February 1995 to June 2003, Mr. Shamber served in various positions within the assurance and advisory business services practice at the international accounting firm of Ernst & Young LLP.

31	SpartanNash Company Proxy Statement

SPARTANNASH’S EXECUTIVE OFFICERS (cont’d)

David Sisk (age 59) has served as MDV President and a SpartanNash Senior Vice President since February 2020. Prior to joining SpartanNash, he served as President and Chief Operating Officer for OSC-WEBco, where he was responsible for worldwide strategic plans, financial performance, personnel and global operations across all military divisions. Prior to that, he has held various responsibilities throughout his 30-year career with Procter & Gamble, culminating in serving as Customer Business Development Manager for the Global Military Division. Mr. Sisk has also previously served as Chair of the American Logistics Association (ALA) and is a recipient of the ALA’s Lifetime Achievement Award.

Tom Swanson (age 59) has served as Executive Vice President and General Manager, Corporate Retail since March 2020. He previously served as Senior Vice President and General Manger, Corporate Retail since October 2018 and Vice President, Retail Merchandising and Vice President of SpartanNash’s Retail-West operations prior to that. Mr. Swanson has held executive retail supermarket positions for over 30 years with Bashas' Markets and Nash Finch.

Yvonne Trupiano (age 41) has served as Executive Vice President and Chief Human Resources and Corporate Affairs and Communications Officer since March 2018. She joined the Company as Senior Vice President Chief Human Resources Officer in October 2016. Prior to joining SpartanNash, she served as Vice President Human Resources for Avis Budget Group, a global vehicle rental provider, from February 2013 to October 2016. She originally joined Avis Budget Group in 2004 and served in positions of increasing responsibility.

32	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Board of Directors has appointed the Compensation Committee to assist the Board of Directors in fulfilling its responsibilities relating to compensation of the Company’s executive officers and the Company’s compensation and benefit programs and policies. The Compensation Committee determines and implements the Company’s executive compensation philosophy, structure, policies and programs, and administers and interprets the Company’s compensation and benefit plans.

Our compensation programs are designed to attract and retain leadership talent consistent with our performance goals. The following discussion provides information regarding the achievements that the compensation program is designed to reward, the elements of the compensation program, the reasons why we employ each element and how we determine amounts paid.

We are proud to report that our 2019 named executive officers (“NEOs” or “named executive officers”) include three women. Our NEOs for 2019 were:

Name	Title
Dennis Eidson	Interim President and Chief Executive Officer ("CEO")
David M. Staples	Former President and Chief Executive Officer ("CEO")
Mark Shamber	Executive Vice President and Chief Financial Officer ("EVP and CFO")
Kathleen M. Mahoney	Executive Vice President, President MDV, Chief Legal Officer and Secretary[1] ("EVP and CLO")
Yvonne Trupiano	Executive Vice President and Chief Human Resources and Corporate Affairs and Communications Officer ("EVP and CHRO")
Lori Raya	Executive Vice President Chief Merchandising and Marketing Officer ("EVP and CMMO")

(1)	Ms. Mahoney ceased serving as our President MDV in January 2020.

Objectives of SpartanNash’s Compensation Programs

The primary objectives of the Company’s compensation programs are to:

•	attract, retain, motivate, and reward talented executives who are critical to the current and long-term success of the Company;
•

provide an overall level of compensation opportunity that is competitive within the markets in which SpartanNash competes and within a broader group of companies of comparable size, financial performance, and complexity;

•	provide targeted compensation levels that are consistent with the 50th percentile of competitive market practices for each pay component (base salary, annual incentives, and long-term incentives);
•	support SpartanNash’s long-range business strategy;
•	reward and retain the Company’s executives and compensate for individual performance; and
•	align the interests of the executives with those of the shareholders by linking compensation to the Company’s performance.

33	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION

Pay Practices

The Compensation Committee also reviews the Company’s compensation programs to use best practices and avoid poor pay practices. Below is a summary of certain practices we have implemented to serve our compensation philosophies, and certain practices we have avoided because we believe they do not serve our shareholders’ long-term interests.

The practices we follow:	We do NOT:

✓  At-risk compensation. A majority of the compensation paid to our named executive officers is “at-risk” and requires specific and disclosed financial performance, continued employment, or both;

✓  Pay for performance. All performance payouts for named executive officers are based on attainment of goals — both short-term and long-term metrics and targets;

✓  Double-trigger severance arrangements. Our severance agreements provide for double-trigger payments upon change in control;

✓  Double-trigger equity vesting. Beginning in 2016, our equity incentive award agreements provide for double-trigger vesting of equity awards upon a change in control;

✓  Executive stock retention. Each executive is required to hold at least 50% of the net shares (after taxes) acquired through the Company’s stock incentive plans and other forms of stock based compensation until the executive has achieved the required level of ownership; and

✓  Clawback policy. Incentive compensation paid to executives is subject to recovery.

✘  Provide guaranteed salary increases;

✘  Provide guaranteed bonuses;

✘  Allow hedging or pledging of Company stock by officers, directors, or associates;

✘  Provide excessive perquisites;

✘  Provide excise tax gross-ups in change in control agreements; or

✘  Allow repricing of options without shareholder approval.

Clawback Policy

The Company maintains a clawback policy providing that under certain circumstances, the Company may recover incentive compensation paid to any current or former associate holding a position of Vice President or a more senior position. The compensation is recoverable if: (a) there is a restatement of all or a portion of the Company’s financial statements due to material non-compliance with financial reporting requirements, (b) the incentive compensation was based on materially inaccurate financial statements or performance metrics, or (c) the associate engaged in ethical misconduct, serious wrongdoing, or violation of applicable legal or regulatory requirements. The Company may recover any incentive compensation paid within the three years prior to the applicable event or conduct.

How the Compensation Committee Determines Compensation Levels

The processes the Compensation Committee follows when determining pay levels are discussed in more detail below.

34	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

Overview

The Compensation Committee’s overall decision-making process is summarized as follows:

•

the Committee reviews with its independent compensation consultant recent trends and developments in executive compensation, including salaries, short-term and long-term incentive plan targets and payouts, equity awards, and perquisites and benefits;

•

the Company’s executive officers, Human Resources, and Finance associates serve as resources to the Compensation Committee and provide advice, information, analysis and documentation to the Compensation Committee upon request;

•

the Committee reviews and analyzes data, including surveys and publicly available information compiled by the independent compensation consultant, to determine the median level of compensation for each type of compensation paid for comparable positions at comparable companies;

•

the Committee compares the compensation of the Company’s executives to compensation at the comparable companies in the context of the Company’s financial performance, economic conditions, and other factors; and

•

the Committee sets compensation opportunities for our executives to target generally the median levels for comparable companies, but makes adjustments for a number of considerations discussed below, including individual performance, company performance, past compensation, and other factors.

Market Benchmarking

In general, the Compensation Committee seeks to provide target compensation opportunities that are competitive with the market levels for each major category of compensation for executives in similar positions at companies of comparable size, financial performance, industry and complexity. As part of this overall analysis, the Committee reviews survey data provided by its compensation consultants, and engages in benchmarking of selected companies (referred to as “Peer Group Companies”).

The Compensation Committee reviews the constituents of the Peer Group Companies from time to time to help ensure that the group is comparable to the Company. Changing business models, mergers, growth, and other factors may necessitate adjustments. The Peer Group Companies for 2019 were as follows:

The Andersons, Inc.	Smart & Final Stores, Inc. [1]
Anixter International Inc.	SUPERVALU Inc. [3]
Casey’s General Stores, Inc.	SYNNEX Corp.
Core-Mark Holding Company, Inc.	United Natural Foods, Inc.
Essendent Inc. [2]	Veritiv Corporation
Owens & Minor, Inc.	WESCO International Inc.
Ryder System, Inc.

[1]	Smart & Final Stores was acquired by Apollo Global Management on June 20, 2019
[2]	Essendent Inc. was acquired by Staples Inc. in January 2019.
[3]	SUPERVALU Inc. was acquired by United Natural Foods, Inc. in October 2018.

As of August 2018 (the approximate time at which the Committee reviewed the data), Peer Company revenue, expressed as a multiple of the Company’s revenue, ranged from 0.5 to 2.1. Median market capitalization was $1.24 billion for the Peer Group Companies compared to $839 million for SpartanNash. The chart below illustrates the market capitalization and revenue of each Peer Group Company expressed as a multiple of the corresponding value for SpartanNash.

35	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

•     Peer Group Company market capitalization ranged from 0.5 to 4.9 times the Company’s market capitalization.

•     Peer Group Company revenue ranged from 0.5 to 2.1 times Company revenue for the corresponding period.

In addition to determining the median level of an element of a compensation category among the Peer Group Companies, the Committee analyzes competitive compensation practices in the general industry for those positions that may be occupied by officers and executives recruited from outside of the wholesale and retail grocery business and performs regression analysis to adjust to SpartanNash’s revenue size in these cases.

Market levels serve only as a reference point; the Committee also considers:

•	individual performance;
•	time each executive has served in the position;
•	the experience of each executive;
•	future potential of the executive;
•	internal equity;
•	retention concerns; and
•	Company performance.

Evaluating Individual Performance

Each year, the Compensation Committee reviews and evaluates individual executive performance as part of its decision-making process. The Chairperson of the Compensation Committee coordinates the review of the individual performance of the Chief Executive Officer by the Board of Directors. The Chairman of the Board of Directors, when not serving as Chief Executive Officer or interim Chief Executive Officer, helps ensure that the Chief Executive Officer’s performance objectives are appropriate. The Chairman of the Board of Directors, Lead Independent Director, and the Chair of the Compensation Committee communicate the Board of Directors’ review to the Chief Executive Officer.

For the named executive officers other than the Chief Executive Officer, the Chief Executive Officer reviews with the Compensation Committee an evaluation of each executive officer’s performance.

36	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

As discussed above, individual performance is only one factor among several that the Compensation Committee considers in making these adjustments, and there is no prescribed formula or mechanism for translating individual performance into specific amounts of compensation. The Compensation Committee’s decision-making process necessarily involves the Committee’s informed judgment with respect to individual executive performance in the context of many considerations and criteria, none of which are individually controlling, including experience, potential of the executive, retention concerns, recent compensation of the executive, internal pay equity, Company performance, and general industry and economic conditions.

Use of Independent Compensation Consultants

Willis Towers Watson (“WTW”), a compensation consulting firm that has provided such services to the Compensation Committee since 2010, was engaged by the Compensation Committee through August of 2019. In 2019, the Company paid WTW $129,000 for its executive compensation services, and paid $770,000 to affiliates of WTW for providing services unrelated to executive compensation. The Compensation Committee determined that the provision of these other services by WTW affiliates would not affect the ability of WTW to deliver objective and independent advice to the Compensation Committee.

The Committee periodically reviews and considers its choice of advisors based on the evolving needs of the Company, changes in the marketplace, and the need for fresh and independent perspectives on our compensation programs. In 2019, the Committee conducted an RFP process and considered several independent advisors. As a result of this process, the Compensation Committee engaged FW Cook as its independent advisor with respect to the compensation of executives. In 2019, the Company paid FW Cook $104,000 for its executive compensation services. FW Cook did not provide any other services to the Company in 2019.

The Compensation Committee considered each of the factors required by NASDAQ in determining that each of WTW and FW Cook is an independent advisor.

The Compensation Committee instructs its independent consultants to provide advice and guidance on executive compensation proposals, including changes to compensation levels, the design of incentive plans and other forms of compensation, and to provide information about market practices and trends. Typically, the independent consultant attends one or two Compensation Committee meetings per year, reviews existing compensation programs for consistency with our compensation philosophy and current market practices, and produces comparative information derived from our peer group and published survey data. With respect to 2019, the activities of the independent consultants engaged by the Compensation Committee included:

•	performing a market review of executive officer compensation components;
•	reviewing our annual and long-term incentive plan design structure;
•	reviewing current issues and trends in executive compensation; and
•	reviewing the pay-for-performance alignment of our executive compensation programs.

In addition to the elements of compensation discussed above, our executives participate in certain defined benefit and deferred compensation plans. These plans are discussed below under the captions “Pension Benefits,” “Qualified Defined Contribution Retirement Plan,” and “Non-Qualified Deferred Compensation.”

Mix of Compensation Elements

When determining the mix of awards, the Compensation Committee considers factors such as the short-term and long-term compensation expense to the Company, the economic value delivered to the executives, the overall level of share ownership by the executives, share availability under Company plans, annual share usage and dilution, and practices at the Peer Group Companies. The award mix (at target level) for 2019 is presented below.

37	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

Fixed – 18% Variable – 82% Fixed – 36% Variable – 64%

Pay for Performance

Our executive compensation elements and programs reflect our “pay for performance” philosophy. The Compensation Committee and the Board of Directors have implemented and intend to maintain compensation plans that link a substantial portion of executive compensation to the achievement of goals that the Board of Directors considers important.

2019 Strategic Objectives and Business Context

SpartanNash is a leading consumer-centric distributor and food retailer. The Company’s strategic objective is to achieve sustained profitable growth by developing and leveraging a national, highly efficient, and versatile distribution platform that services a diversified customer base.

The Company’s key 2019 accomplishments include the following:

•

Overall sales increase of 5.8%, realizing growth in all four quarters and an impressive 15 consecutive quarters. The Company’s 2019 sales growth was generated through the acquisition of Martin’s Super Markets as well as growth within the Food Distribution segment, prior to the elimination of the intercompany sales for to the acquired business.

•	Positive Retail comparable store sales in the third and fourth quarters of 2019.
•

Significant working capital improvements over the prior year, including over $45 million in inventory reductions excluding the impact of the Martin’s Super Markets acquisition, contributing to the generation of over $105 million in free cash flow for the year.

•

Progress implementing Project One Team initiatives, the Company-wide program to drive growth, while increasing efficiency and reducing costs.  These initiatives are empowering associates to collaborate cross functionally in support of the Company’s strategies to fuel profitable growth.

•

Strengthened the management team. The Company continued to make meaningful additions to the management team, welcoming: a new head of Merchandising and Marketing, Lori Raya; a new Chief Information Officer, Arif Dar, and two new segment Presidents, Walt Lentz and David Sisk, to lead the Food Distribution and Military businesses, respectively. In addition, the Company has complemented the leadership team with executives who have enhanced the depth of our supply chain expertise and will be vital as the Company continues to grow our independent customer and military relationships.

•

Investments in the future. The Company made significant investments in its supply chain to improve efficiency and position the Company for growth. These investments included centralizing fresh distribution operations in the Company’s western region as well as improvements in technology to improve inventory management and route planning. We also made investments in the marketing and merchandizing programs within corporate owned retail stores to better deliver a competitive shopping experience for customers.

38	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

Although the Company made significant progress in the execution of its strategic plan, the Company’s profitability fell short of expectations.   The Board took decisive action in August 2019 by exiting the former Chief Executive Officer, Mr. David Staples, and replacing Mr. Staples on an interim basis as President and Chief Executive Officer with the Company’s Chairman of the Board, and previous Chief Executive Officer, Mr. Dennis Eidson.  The Board previously established a succession plan in the event of an unplanned need to install an interim Chief Executive Officer, securing Mr. Eidson’s prior agreement to step in as Interim Chief Executive Officer if, and when, needed.  Mr. Eidson continues to serve as Chairman of the Board of Directors.

Contemporaneously with the leadership transition, the Board established a Transition Committee to lead the search effort to identify the next President and Chief Executive Officer.  Mr. Douglas A. Hacker, Lead Independent Director, chairs the Transition Committee.  The membership of the Transition Committee is comprised of Mr. Hacker; Mr. Eidson; Ms. Yvonne R. Jackson, Chair of the Compensation Committee; and Mr. Matthew M. Mannelly. The Board of Directors has retained Spencer Stuart, a leading executive search and leadership consulting firm, as an advisor in the process.

Interim Chief Executive Officer Compensation.

Mr. Eidson serves as interim Chief Executive Officer until a successor is hired. Previously, Mr. Eidson successfully led the Company as Chief Executive Officer for over eight years and has served as Chairman of the Board of Directors since 2016. He has extensive knowledge of the Company’s operations, industry, customers, and the competitive context. Therefore, the Board of Directors determined that it was essential to have him lead the Company through the transition period until the next Chief Executive Officer is retained.  The Board met, without Mr. Eidson in attendance, when determining whether to retain Mr. Eidson as Interim President and Chief Executive Officer and when voting on the compensation to be paid to Mr. Eidson in that role.  The Board approved an overall compensation opportunity for Mr. Eidson that is appropriate for a Chief Executive Officer with his experience and qualifications, consisting of:

•	A signing bonus of $600,000;
•	Annual base salary of $1,400,000;
•

Quarterly cash incentive program pursuant to which Mr. Eidson may earn up to $200,000 per three-month period (no more than $800,000 in the aggregate) based on the achievement of objectives determined by the Board of Directors;

•

An initial grant of “phantom units” having a value of $1,000,000 and quarterly grants having a value of $430,000 per three-month period (subject to service requirements).  Rather than issue equity under the Company’s 2015 Stock Incentive Plan, the Board of Directors issued Mr. Eidson an instrument designed to deliver the shareholder alignment of equity without the dilutive impact.

Because Mr. Eidson agreed to serve on an interim basis only, the Board of Directors did not authorize relocation assistance for Mr. Eidson. Instead, the Company agreed to provide or reimburse necessary travel from his residence in Florida to Company locations as needed, and to provide him with temporary housing near the Company’s Grand Rapids Service Center. Mr. Eidson was not provided with any arrangements for severance or change-in-control payments.

Former Chief Executive Officer Compensation

Mr. Staples held an employment agreement that provided for severance payments if his employment was terminated for reasons other than proscribed willful conduct or gross negligence. Because Mr. Staples had not engaged in the proscribed conduct, the Company was required to pay Mr. Staples the benefits set forth in his Executive Employment Agreement. As mandated under that agreement, Mr. Staples received a lump sum payment equal to 52 weeks’ salary, outplacement assistance, and his cost for COBRA benefits for 52 weeks was set at active associate rates.

39	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

At the time of his separation, Mr. Staples was eligible for his termination to be treated as retirement under the terms of the Company’s Stock Incentive Plan of 2015 and under the annual and long-term cash incentive plans in which he participated. Therefore, under the terms of those plans, his unvested shares of restricted stock will continue to vest for the original service period, and he will be eligible for a prorated portion of the earned cash incentive award for the period of time he was employed during the relevant performance period.

The Company did not enter into any new severance payments or other arrangements with Mr. Staples in connection with his exit.

Retention Incentives

At the time of the transition, the Board of Directors was focused on leadership stability, noting that nearly half of the senior leadership team had less than eight months tenure with the Company.  To promote stability and continuity in the senior leadership team during this time of significant change, the Board of Directors authorized retention bonuses for seven members of the senior leadership team, other than Mr. Eidson. The bonuses will not be earned unless the executive continues to serve until February 9, 2021. The executive may earn a pro-rata portion of the award if he or she is terminated without cause, resigns for good reason, becomes disabled, or dies.  The Board of Directors styled the opportunity as a cash bonus rather than an equity bonus due to share availability under the 2015 Stock Incentive Plan.   The retention incentive opportunities for the NEOs (excluding Mr. Eidson who was not granted a retention incentive) ranges from $200,000 to $300,000.

Working Capital Reduction Incentive Program

At the time of the leadership transition, the Board of Directors focused on efforts the Company could deliver over the third and fourth quarters of 2019 that would drive balance sheet improvement and improved supply chain efficiencies.  The Board of Directors determined that making an additional $15 million reduction in working capital would deliver on both components.  Accordingly, the Board of Directors approved a working capital reduction incentive program designed to pay a cash incentive only upon the Company’s achievement of a reduction of $15 million in certain working capital items in the second half of 2019. Each of the Company’s named executive officers, other than Messrs. Eidson and Staples, participated in the program.  The target bonus opportunity for the eligible NEOs ranged from 14 to 18% of base pay.

Incentive Compensation Results

The Compensation Committee is keenly focused on approving compensation plans that reward performance.  The low level of bonus payouts earned in 2019 under both the Long Term Incentive Plan (“LTIP”) and the Annual Incentive Plan (“AIP”) is testament to the strong linkage between pay and Company performance.

2017 LTIP Performance Cash –     Zero Payout

The 2017 LTIP included a three-year measurement period for the payout of performance cash.  The measurement period ended in 2019, and performance was measured based on the fiscal year end 2019 results.  Because the Company performance did not meet the 2017 LTIP performance measures, there was no payout on performance cash under the LTIP.

2019 AIP Payout –       20% – 25% Payout

The 2019 AIP components were principally based on financial performance; for the NEOs, 75% - 80% of the bonus opportunity was tied directly to financial goals.  Due to the Company’s performance, no bonus was earned on the financial goals portion of the 2019 AIP opportunity.

40	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

The remainder of the AIP opportunity for the NEOs was based on performance against a strategic goal.  The Company has publicly disclosed its focus on the Project One team initiative, which is the Company-wide program to drive growth, while increasing efficiency and reducing costs.  The strategic goal for each NEO, other than Mr. Eidson (who was not an AIP plan participant), was to drive that initiative.  The performance of the strategic component exceeded goal, but due to the Company’s financial performance, the strategic portion was only paid at target performance.

2019 Working Capital Reduction Incentive –   100% Payout

The Company achieved the targeted reduction in working capital.  Each participant received the target payout.

Analysis of Compensation Elements for 2019

Overview

The following is a discussion of key compensation programs and decisions for 2019.

1. Annual Cash Incentive Awards.

Each named executive officer other than Mr. Eidson was granted an opportunity to earn an annual incentive award under the Company’s Executive Cash Incentive Plan of 2015 (the “Executive Plan”).

The value of the annual incentive award is dependent on the Company’s achievement of specified levels of adjusted consolidated net earnings and net sales, business unit operating results (for certain executives) and performance against strategic objectives.

The annual incentive plan includes three “gating” requirements that are intended to maintain a close link between pay and performance:

•	No payout will be made for earnings or sales metrics unless the Company achieves the 80% threshold level of performance of Adjusted Consolidated Net Earnings; and
•	No payout will be made for strategic goals unless the Company achieves 70% of the Adjusted Consolidated Net Earnings target; and
•

Payouts (if any) on non-financial strategic goals limited to 100 percentage points above the payout for the corporate financial goals (e.g., if the plan pays 60% of target for the corporate financial goals, then any strategic goal payout is limited to 160%).

The formula for determining payouts under the 2019 AIP is a simple one:

•	Each NEO has a target opportunity, which equals a set percentage of his or her base pay,
•	Each NEO has set percentages of his/her target opportunity that are tied to financial and strategic metrics
•	Performance against the metrics is calculated to determine what percentage of the opportunity is earned.

41	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

The chart below lists the AIP annual base pay percentage opportunity, metrics and payout earned under the 2019 AIP:

Name	Financial Goal Opportunity	Strategic Goal Opportunity	2019 Payout Percentage
Mr. Staples	80% Corporate Financial	20%	20%
Mr. Shamber	75% Corporate Financial	25%	25%
Ms. Mahoney	40% Corporate Financial 40% Military Business Unit Financial	20%	20%
Ms. Trupiano	75% Corporate Financial	25%	25%
Ms. Raya	75% Corporate Financial	25%	25%

ANNUAL CASH INCENTIVE AWARD PAYOUT DESIGN

	Adjusted Net Sales (in thousands)	Percentage of Targeted Adjusted Net Sales Achieved for 2019	Percent of Target Annual Incentive Award Paid*	Adjusted Consolidated Net Earnings (in thousands)	Percentage of Targeted Consolidated Net Earnings Achieved for 2019	Percent of Target Annual Incentive Award Paid*
Threshold	$8,227,476	95.0%	20.0%	$52,326	80.0%	10.0%
Target	8,660,501	100.0%	100.0%	65,408	100.0%	100.0%
Maximum	9,093,526	105.0%	200.0%	76,070	116.3%	200.0%
Actual**	8,535,996	98.6%	0.0%	46,976	71.8%	0.0%

	Working Capital Reduction	Percent of Target Annual Incentive Award Paid*
Threshold/Target	$15,000	100.0%
Actual	32,677	100.0%
*

The threshold, target, and maximum annual incentive award for each named executive officer is reported in the Grants of Plan-Based Awards Table in this proxy statement. The percentage of Target annual incentive award paid is interpolated for actual achievement between the threshold and maximum performance levels identified above.

**	Company’s actual performance is presented after adjustments as approved by the Board of Directors under the terms of the Executive Cash Incentive Plan of 2015.

2. Long-Term Incentive Awards

Each executive officer is provided a long-term incentive award opportunity that consists of a mix of 50% performance cash and 50% restricted stock.

Long-Term Performance Cash Incentive Awards.  When designing the 2019 LTIP plan, the Committee first evaluated whether to continue the existing LTIP design in light of current business conditions.  The Committee considered whether the metrics were appropriate to the current state of the business, especially considering that the food distribution and retail sectors have experienced significant disruption over the past few years. The Committee determined the metrics were appropriate, and next focused on the manner in which performance under the LTIP was measured.

Prior LTIP plans utilized a three-year performance period, and performance was measured against the performance results on the last day of the three-year performance period, without regard to performance at intervals during the three-year performance period.  Mindful that business responses to disruption often require unforeseen investment and realignment of priorities, and considering the impact disruptions have had on achievement on the LTIP cash incentive opportunities for prior periods, the Committee re-evaluated whether a single measurement point continued to advance the Company’s compensation objectives and provide appropriate incentives to align the interests of our named executive officers with our shareholders.

42	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

The Committee consulted with its independent advisor, and reviewed similar plans offered at other companies before concluding that measuring performance solely at a single point in time, following completion of a three-year period, was no longer the best approach.  The Committee redesigned the 2019 LTIP to include annual growth targets, in addition to measuring performance against the metrics on the last day of the three-year performance period.  To avoid increasing the total compensation opportunity by adding the annual measurement points, the Committee capped the total LTIP opportunity at the payout available on achievement of the three-year metrics.

In February 2019, each named executive officer other than Mr. Eidson was granted an opportunity to earn a long-term performance cash incentive award under the Executive Plan.  Under the 2019 LTIP, each award is based on three metrics:

1.	Adjusted Earnings Per Share (“EPS”) — a basis for the valuation of our stock and an effective measure of our financial performance and the growth of shareholder wealth.
2.	Plan Based Return on Invested Capital (“ROIC”) — a measure of the profitability and value-creating potential after taking into account the amount of initial capital invested.
3.

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“Adjusted EBITDA”) — which we define as net earnings from continuing operations plus depreciation and amortization, and other non-cash items including imputed interest, deferred (stock) compensation, the LIFO provision, as well as adjustments for unusual items that do not reflect the ongoing operating activities of the Company, costs associated with the closing of operational locations, interest expense and the provision for income taxes to the extent deducted in the computation of net earnings.

The cash portion of the February 2019 award opportunity is based on the following:

Performance Measurement (For 2019 through Fiscal 2021)	Percentage of Long- Term Cash Incentive Award
Adjusted EPS	40%
ROIC	20%
Adjusted EBITDA	40%

The maximum amount a participant can earn on the performance cash portion of the 2019 LTIP is determined by reference to the final-year performance target; there is the potential for an upside opportunity if the final year target performance is exceeded,  with a maximum payout equal to 200% of the total target cash opportunity.  The amount that can be earned for achieving an annual growth target is 25% of the target level for each year of the three-year performance periods, with no upside opportunity.  The Committee capped the total LTIP opportunity at the payout available on achievement of the three-year metrics.

The amount of each component of the long-term incentive award earned for the three-year performance period will be determined according to the following matrices (the percentage of Target long-term cash incentive award paid is interpolated for actual achievement between the threshold and maximum performance levels identified in each table):

FEBRUARY 2019 LONG-TERM CASH AWARD

ADJUSTED EPS COMPONENT

	Annual Measurement		Final-year Measurement
	Percentage of Earnings Per Share Achieved	Percent of Target Long- Term Cash Incentive Award Paid	Percentage of Earnings Per Share Achieved	Percent of Target Long- Term Cash Incentive Award Paid
	<90%	0%	<80%	0%
Threshold	90%	10.0%	80.0%	10.0%
Target	100%	100.0%	100.0%	100.0%
Maximum	≥105.0%	200.0%	≥116.3%	200.0%

43	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

FEBRUARY 2019 LONG-TERM CASH AWARD

ROIC COMPONENT

	Annual Measurement		Final-year Measurement
	Percentage of Plan ROIC Achieved	Percent of Target Long- Term Cash Incentive Award Paid	Percentage of Plan ROIC Achieved	Percent of Target Long- Term Cash Incentive Award Paid
	<92%	0%	<92%	0%
Threshold	92.0%	10.0%	92.0%	10.0%
Target	100.0%	100.0%	100.0%	100.0%
Maximum	≥115.0%	200.0%	≥115.0%	200.0%

 FEBRUARY 2019 LONG-TERM CASH AWARD

ADJUSTED EBITDA COMPONENT

	Annual Measurement		Final-year Measurement
	Percentage of Adjusted EBITDA Achieved	Percent of Target Long- Term Cash Incentive Award Paid	Percentage of Adjusted EBITDA Achieved	Percent of Target Long- Term Cash Incentive Award Paid
	<95%	0%	<90%	0%
Threshold	95.0%	50.0%	90.0%	50.0%
Target	100.0%	100.0%	100.0%	100.0%
Maximum	≥105.0%	200.0%	≥105.0%	200.0%

The potential values of the long-term cash incentive award are set forth below.

	Adjusted EPS (40%)			Adjusted EBITDA 40%)			ROIC (20%)			Target Long-Term Cash Incentive
Name	Threshold	Target	Max.	Threshold	Target	Max.	Threshold	Target	Max.	Award Value
Shamber	$12,500	$125,000	$250,000	$62,500	$125,000	$250,000	$6,250	$62,500	$125,000	$312,500
Mahoney	12,800	128,000	256,000	64,000	128,000	256,000	6,400	64,000	128,000	320,000
Trupiano	6,040	60,400	120,800	30,200	60,400	120,800	3,020	30,200	60,400	151,000
Raya	10,000	100,000	200,000	50,000	100,000	200,000	5,000	50,000	100,000	250,000

The following table shows the status of all outstanding long-term incentive cash awards as of December 28, 2019 under the long-term cash incentive program.

Award Date	Performance Measure	Performance Period	Actual Performance as % of Target[1]	Payout Earned	Payout Due
March 1, 2019	Adj. EPS	FYE 01/01/22	TBD	TBD
	ROIC	FYE 01/01/22	TBD	TBD	After fiscal 2021
	Adj. EBITDA	FYE 01/01/22	TBD	TBD
March 1, 2018	Adj. EPS	FYE 01/02/21	TBD	TBD
	ROIC	FYE 01/02/21	TBD	TBD	After fiscal 2020
	Adj. EBITDA	FYE 01/02/21	TBD	TBD
March 1, 2017	Adj. EPS	FYE 12/28/19	33.8%	0.0%
	ROIC	FYE 12/28/19	52.4%	0.0%	No payout earned.
	Adj. EBITDA	FYE 12/28/19	61.8%	0.0%

(1)	Company’s actual performance is after adjustments approved by the Board of Directors under the terms of the Executive Cash Incentive Plan of 2015.

44	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

3. Working Capital Reduction Incentive Program

Each named executive officer other than Mr. Eidson and Mr. Staples was granted an opportunity to earn a cash incentive award upon the achievement of a $15 million reduction in certain working capital items over the second half of 2019. The amount of the working capital reduction incentive opportunity for the NEOs ranged from 14% to 18% of his/her base salary. Performance against the working capital reduction incentive opportunity was not scaled, and there was no upside opportunity. The values of the incentive awards earned by the named executive officers are set forth in the Summary Compensation Table.

Stock Ownership Guidelines

SpartanNash’s Board of Directors has established stock ownership guidelines for corporate officers. These guidelines are designed to help ensure that officers share downside risk and upside potential with other shareholders. Our executive officers are expected to achieve and maintain a level of stock ownership having a value that is approximately equal to or greater than a percentage of the executive’s annual base salary. The percentages are as follows:

Position	Percentage of Base Salary
Chief Executive Officer	500%
Executive Vice Presidents	300%
Senior Vice Presidents	200%
Vice Presidents; Regional and Divisional Vice Presidents	100%

Until the specified level of ownership is achieved, in any calendar year an executive is permitted to sell no more than 50% of the shares that vest (net of taxes) under the Company’s stock incentive plans in that calendar year. As of December 28, 2019, all the Company’s named executive officers had achieved the target ownership level or were making satisfactory progress toward the target levels and in compliance with the Company’s stock ownership policy.

Personal Benefits and Perquisites

Perquisites play a minor role in the Company’s compensation program. The Company has retained a firm to provide tax and financial planning services for its named executive officers, and executives are provided with an annual physical examination. In 2019, the Board of Directors authorized the Company to provide or reimburse the Interim Chief Executive Officer’s travel to Company locations from his home in Florida and to provide him with necessary temporary housing and transportation in the Grand Rapids area. This arrangement is unique to the temporary nature of Mr. Eidson’s role as interim Chief Executive Officer. Mr. Eidson had previously retired from SpartanNash and relocated permanently. Mr. Eidson did not wish to serve as Chief Executive Officer other than in an interim capacity. Because Mr. Eidson would not be relocating, the Company could not offer him the customary relocation benefit offered to executives. The Board of Directors does not expect to provide or reimburse such expenses in other circumstances.

Risk Considerations

The Compensation Committee does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•	we structure our pay to consist of both fixed compensation and variable compensation;
•	we cap our cash incentive opportunities;
•	equity awards generally vest over four years, creating incentives for long-term growth;
•	the Company may recover incentive-based compensation under the Company’s clawback policy; and
•	we have stock ownership requirements to incentivize long-term sustainable growth.

45	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

Severance and Change in Control Payments

SpartanNash believes that severance payments upon certain terminations of employment benefit the Company and the shareholders by allowing executives to remain focused during uncertain times while also obtaining restrictive covenants for the benefit of the Company. SpartanNash also believes that benefits payable upon a “double-trigger” of both termination of employment and a change in control benefit the Company and the shareholders by motivating and encouraging each executive to be receptive to potential strategic transactions that are in the best interest of shareholders, even if the executive faces potential job loss, and by motivating the executives in the period leading up to a potential change in control. All equity awards are issued with a “double trigger” vesting provision. To accomplish these goals, SpartanNash has entered into an employment agreement and an executive severance agreement with each named executive officer other than the Interim CEO.

Under the terms of our equity based compensation plans and our executive employment and severance agreements, the non-interim named executive officers are entitled to payments and benefits upon the occurrence of specified events including termination of employment and upon a change in control of the Company. The specific terms of these arrangements and an estimate of the compensation that would have been payable had they been triggered as of year-end are described in detail in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change in Control.” The terms and conditions of these arrangements are the result of arms-length negotiations between the Compensation Committee and the Company’s executive officers.

The termination of employment provisions of the executive employment and severance agreements are intended, in part, to address retention concerns by providing these individuals with a certain amount of compensation that would offset the potential disincentive to support an effort that would result in a change in control of the Company that could threaten the executive’s job.

Shareholder Say-On-Pay Votes

The Company provides its shareholders with the opportunity to cast a say-on-pay vote annually, which is an advisory vote on executive compensation. At the Company’s Annual Meeting held in May 2019, almost 95% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms shareholders’ support of the Company’s approach to executive compensation, and generally did not change its approach in 2019. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. The Tax Cuts and Jobs Act (the “Act”), which was signed into law at the end of 2017, made significant changes to the deduction limit under Section 162(m), which are effective for taxable years beginning on and after January 1, 2018. The Act eliminated the exception to the deduction limit for qualified performance-based compensation and broadens the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. Therefore, compensation paid to a covered executive in excess of $1 million generally will not be deductible.

46	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in SpartanNash’s annual report on Form 10- K and proxy statement.

Respectfully submitted,

Yvonne R. Jackson, Chair

Douglas A. Hacker

Matthew Mannelly

William R. Voss

The information contained in the “Compensation Committee Report” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act unless and only to the extent that the Company specifically incorporates it by reference.

47	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

SUMMARY COMPENSATION TABLE

The following table shows certain information concerning the compensation earned by each person who served in the capacity of the Chief Executive Officer and the Chief Financial Officer; and each of the Company’s three most highly compensated executive officers other than the Chief Executive Officer or Chief Financial Officer who were serving as executive officers as of the end of 2019 (the officers identified in the table below are referenced in this Proxy Statement as the “named executive officers”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Phantom Units	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non-qualified Deferred Compensation(3)	All Other Compensation(4)	Total
Dennis Eidson	2019	$538,462	$600,000	$—	$1,437,071	$307,692	$—	$363,811	$3,247,036
Interim President and CEO	2017	353,077	—	2,631,405	—	548,103	7,912	154,625	3,695,122
David M. Staples	2019	523,077	—	1,457,350	—	115,077	2,521	1,053,462	3,151,487
Former President and CEO	2018	840,385	—	1,264,198	—	362,032	4,831	119,955	2,591,401
	2017	727,212	—	990,619	—	539,013	4,235	101,023	2,362,102
Mark Shamber	2019	460,000	—	303,670	—	152,950	—	36,745	953,365
EVP and CFO	2018	456,154	—	303,448	—	122,923	—	21,738	904,263
	2017	135,385	47,498	—	—	—	—	606	183,489
Kathleen M. Mahoney(5)	2019	460,000	—	310,898	—	121,440	—	89,779	982,117
EVP and CLO	2018	458,077	100,000	323,665	—	114,231	—	44,729	1,040,702
	2017	441,154	—	312,472	—	193,939	—	47,717	995,282
Yvonne Trupiano	2019	400,000	—	146,709	—	114,000	—	52,709	713,418
EVP and CHRO	2018	393,269	—	152,776	—	78,655	—	30,872	655,572
Lori Raya	2019	346,154	—	242,892	—	98,654	—	17,612	705,312
EVP and CMMO

(1)	These amounts represent the grant date fair value of restricted stock awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”).
(2)	The following table provides details regarding the non-equity incentive compensation earned by each named executive officer in 2019:
Name	Annual Cash Incentive Award Earned	Working Capital Reduction Cash Incentive Award Earned	Interim CEO Cash Incentive Award Earned	Adj. EPS Portion of Long-Term Incentive Award Earned	ROIC Portion of Long-Term Incentive Award Earned	Adj. EBITDA Portion of Long-Term Incentive Award Earned	Total
Mr. Eidson	$—	$—	$307,692	$—	$—	$—	$307,692
Mr. Staples	115,077	—	—	—	—	—	115,077
Mr. Shamber	80,500	72,450	—	—	—	—	152,950
Ms. Mahoney	55,200	66,240	—	—	—	—	121,440
Ms. Trupiano	60,000	54,000	—	—	—	—	114,000
Ms. Raya	51,923	46,731	—	—	—	—	98,654

(3)

The amounts reported in this column consist of the change in the actuarial present value of the named executive officer’s accumulated benefit under the SpartanNash Cash Balance Pension Plan and Supplemental Executive Retirement Plan, computed as of the pension plan measurement date used for financial statement reporting purposes for the reported years. For more information, see the Pension Benefits section of this proxy statement and Note 11, Associate Retirement Plans, to the audited financial statements of SpartanNash contained in the Company’s Annual Report on Form 10-K for the period ended December 28, 2019.

(4)

“All Other Compensation” includes the value of Company matching contributions to each executive’s qualified and non-qualified retirement plans, dividends on unvested restricted stock awards, termination payments, perquisites, and Company paid life insurance premiums (a benefit that is generally available to the Company’s salaried associates). The following table provides details regarding all other compensation paid to named executive officers for 2019:

48	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

Name	Qualified Savings Plan Match	Nonqualified Savings Plan Match	Dividends on Unvested Restricted Stock	Insurance Premiums	Financial Planning & Health Screening	Termination Payments(a)	Travel(b)	Total
Mr. Eidson	$11,200	$—	$38,799	$426	$6,276	$—	$307,110	$363,811
Mr. Staples	11,200	2,069	117,406	671	10,337	911,779	—	1,053,462
Mr. Shamber	11,200	2,069	22,714	762	—	—	—	36,745
Ms. Mahoney	10,938	12,917	29,050	762	36,112	—	—	89,779
Ms. Trupiano	8,069	10,230	15,938	662	17,810	—	—	52,709
Ms. Raya	5,423	—	10,011	573	1,605	—	—	17,612

(a)	Termination Payments consist of severance and related payroll taxes of $862,823 and vacation and sick pay and COBRA of $48,956.
(b)	The Company provided transportation and reimbursed travel expenses for Mr. Eidson as he maintains his primary residence in Florida, in accordance with his temporary employment agreement.
(5)

On June 1, 2018, Ms. Mahoney earned a retention bonus. This bonus opportunity was granted in connection with her appointment as President, MDV in May 2017. Ms. Mahoney served as President, MDV until February, 2020.

GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of an award made to the named executive officers in 2019.

			Estimated Possible or Future Payouts Under Non-Equity Incentive Plan Awards(2)
Name	Award Type(1)	Grant Date	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards(3)
Dennis Eidson	Interim	8/9/19	$307,692	$307,692	$307,692
	Phantom	8/9/19				101,010	$1,007,071
	Phantom	11/7/19				31,091	$430,000
David M. Staples	AIP	3/1/19	60,991	575,384	1,150,769
	LTIP	3/1/19	390,000	1,500,000	3,000,000
	Equity	3/1/19				79,032	1,457,350
Mark Shamber	AIP	3/1/19	32,200	322,000	644,000
	WCRI	8/21/19	72,450	72,450	72,450
	LTIP	3/1/19	81,250	312,500	625,000
	Equity	3/1/19				16,468	303,670
Kathleen M. Mahoney	AIP	3/1/19	29,256	276,000	552,000
	WCRI	8/21/19	66,240	66,240	66,240
	LTIP	3/1/19	83,200	320,000	640,000
	Equity	3/1/19				16,860	310,898
Yvonne Trupiano	AIP	3/1/19	24,000	240,000	480,000
	WCRI	8/21/19	54,000	54,000	54,000
	LTIP	3/1/19	39,260	151,000	302,000
	Equity	3/1/19				7,956	146,709
Lori Raya	AIP	3/1/19	20,769	207,692	415,385
	WCRI	8/21/19	46,731	46,731	46,731
	LTIP	3/1/19	65,000	250,000	500,000
	Equity	3/1/19				13,172	242,892

(1) “AIP” denotes an annual cash incentive award under the 2015 Executive Cash Incentive Plan. “WCRI” denotes a cash incentive award opportunity related to a reduction in the Company’s working capital. “LTIP” denotes a long-term incentive award under the 2015 Executive Cash Incentive Plan. “Equity” denotes an award of restricted stock that was made pursuant to the 2015 Stock Incentive Plan. "Interim" refers to an award under the quarterly cash incentive program pursuant to the interim Chief Executive Officer employment agreement. "Phantom" denotes a phantom unit award that was made pursuant to the interim Chief Executive Officer employment agreement.

49	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

(2)

The amounts reported in these rows represent the possible threshold, target, and maximum awards that could have been earned by each named executive officer for the annual cash incentive award (AIP) and that can be earned for the long term incentive award opportunities (LTIP) under the Executive Plan, as well as the amount that could be earned related to a reduction in the Company’s working capital (WCRI). For details regarding how these amounts are determined, see the Compensation Discussion and Analysis section of this proxy statement.

(3)	Amounts reported represent the aggregate grant date fair value determined in accordance with ASC 718.

Discussion of Summary Compensation and Plan-Based Awards Tables

Employment Agreements. Each current executive officer has an employment agreement with the Company providing for employment for an indefinite period of time until termination of employment. Employment terminates automatically in the event of death, and the Company may terminate the executive’s employment for cause or for disability if he or she is no longer able to perform the essential functions of the position.

Non-Equity Incentive Plan Awards. For 2019, each named executive officer other than Mr. Eidson was granted the opportunity to earn cash incentive compensation on an annual basis, and a long-term incentive award to be earned based on performance over three years under the Company’s shareholder-approved Executive Plan. Mr. Eidson’s incentive compensation arrangements are set forth in his employment agreement.

The Executive Plan is a non-equity incentive compensation plan that is designed to motivate executive officers and other participants who are positioned to make substantial contributions toward the achievement of goals established under the plan. The plan’s objectives include:

•	motivating participants to achieve SpartanNash’s annual financial and business objectives;
•	providing a competitive incentive compensation opportunity; and
•	creating linkage between participant contribution and SpartanNash’s business and financial objectives.

Restricted Stock. All shares of restricted stock were awarded pursuant to the Stock Incentive Plan of 2015. Awards under SpartanNash’s equity compensation plans are designed to:

•	align executive and shareholder interests;
•	reward executives and other key associates for building shareholder value; and
•	encourage long-term investment in SpartanNash.

The shares of restricted stock granted in 2019 vest in four equal yearly increments. If the employment of an executive officer is terminated for any reason other than death, disability, or retirement, then all unvested shares of restricted stock are forfeited unless the Compensation Committee exercises its discretion to waive any remaining restrictions. If an executive officer dies or becomes disabled then all outstanding shares of restricted stock will vest automatically. In the event of retirement, the outstanding shares will continue to vest, provided that the executive continues to comply with the noncompetition covenants applicable to the award. For information regarding accelerated vesting of restricted stock upon termination or a change-in-control of the Company, please see the section entitled “Potential Payments Upon Termination or Change-in-Control.”

Phantom Units. Pursuant to his employment agreement with the Company, Mr. Eidson was awarded an instrument that delivered the same connectivity to shareholder interests as stock provides without the dilutive impact.  Mr. Eidson was awarded an initial “phantom units” opportunity as well as the opportunity to earn additional phantom units every three months. The value of this opportunity is set as the economic equivalent of one share of SpartanNash common stock and may only be settled in cash. The maximum grant date fair value (determined in accordance with ASC 718) for the awards is $430,000 for each three month period. If Mr. Eidson’s employment terminates during a three-month period, he is eligible to receive a pro-rated portion. The phantom units will vest and become payable in cash on the earliest to occur of (a) August 8, 2020, (b) 30 days following the commencement date of a new chief executive officer, or (c) termination by the Company without cause or for death or disability, or by Mr. Eidson for “good reason.” The phantom units awarded to Mr. Eidson pay cash dividends to the same extent as a corresponding number of shares of SpartanNash common stock.

50	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

Dividends. Executives receive any dividends paid on unvested restricted shares at the rate dividends are paid on common stock. Beginning in 2020, the Board of Directors expects that cash dividends will not be paid on unvested equity awards, but participants may have an opportunity to earn dividend equivalents that vest at the same time as the underlying shares.

Holding Period. The shares of restricted stock awarded to the named executive officers are subject to forfeiture if not held until the restrictions applicable to the shares have elapsed. While the shares of restricted stock once vested are not subject to an express holding period once vested, each named executive officer must comply with the Company’s stock ownership guidelines discussed on page 45.

Stock In Lieu of Cash Incentive Payment. In 2019 the Compensation Committee authorized a sub-plan under the Stock Incentive Plan of 2015 under which associates may elect to receive all or a portion of their earned annual cash incentive payment in the form of SpartanNash Common Stock. This sub-plan was designed to substantially replicate the Company’s expired 2001 Stock Bonus Plan. Associates who elected to participate received SpartanNash common stock having a value equal to the portion of the annual cash incentive award designated by the associate, plus an additional grant of shares having a value of 20% of the election amount. Shares are subject to a holding period of twelve months.

Pension Benefits and Non-Qualified Deferred Compensation. For information on pension benefits and non-qualified deferred compensation, please see the tables and accompanying narrative below.

OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table provides information concerning restricted stock awards that have not vested for each named executive officer outstanding as of December 28, 2019.

	Stock Awards
Name	Number of Shares or Units that have not Vested(2)	Market Value of Shares or Units that have not Vested(1)
Dennis Eidson	55,260	$780,271
David M. Staples	152,711	2,156,279
Mark Shamber	29,887	422,004
Kathleen M. Mahoney	37,583	530,672
Yvonne Trupiano	17,294	244,191
Lori Raya	13,172	185,989

(1)	The market value reflected in this column is based on a closing market price of $14.12 on December 27, 2019 (the last trading day of 2019) as reported by the Nasdaq Global Select Market.
(2)	The following table sets forth the vesting dates for unvested awards to each named executive officer as of December 28, 2019.

Vesting Schedule for Shares of Restricted Stock and Phantom Units

Vesting Date	Dennis Eidson	David M. Staples	Mark Shamber	Kathleen M. Mahoney	Yvonne Trupiano	Lori Raya
3/1/20	25,380	42,083	8,590	10,491	5,226	3,293
4/1/20	11,613	3,780	—	1,722	—	—
5/23/20	—	3,307	—	—	—	—
6/1/20	—	—	—	839	—	—
8/12/20(1)	132,102	—	—	—	—	—
10/3/20	—	—	—	—	612	—
3/1/21	18,267	42,083	8,590	10,491	5,226	3,293
5/23/21	—	3,307	—	—	—	—
6/1/21	—	—	—	839	—	—
3/1/22	—	38,393	8,590	8,986	4,241	3,293
3/1/23	—	19,758	4,117	4,215	1,989	3,293
(1)	This vesting represents the latest possible vesting date for Mr. Eidson’s phantom units. However, these may vest sooner in connection with a qualifying termination.

51	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning vesting of restricted stock during the last completed fiscal year for each of the named executive officers on an aggregated basis. No stock options were exercised in 2019 or outstanding at fiscal year end for any of the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Dennis Eidson	41,033	$731,448
David M. Staples	33,037	583,109
Mark Shamber	4,473	82,482
Kathleen M. Mahoney	10,594	185,828
Yvonne Trupiano	8,139	115,205
Lori Raya	—	—
(1)

The dollar values reported in this column are calculated using the closing price of the stock on the date of vesting, or if the vesting date is not a day on which Nasdaq is open for trading, then the closing price on the most recent preceding trading day.

PENSION BENEFITS

Mr. Staples participated in the now-terminated Spartan Stores Cash Balance Pension Plan, a qualified pension plan. The Cash Balance Pension Plan was frozen in 2011 and terminated in 2018, with plan assets distributed in 2019.

The Supplemental Executive Retirement Plan (“SERP”) is a non-qualified plan designed to provide officers with the benefits that they are otherwise denied under the Cash Balance Pension Plan due to statutory limits. SERP participants stopped accruing basic credits when the Cash Balance Pension Plan was frozen. The SERP has not been terminated and participants may continue to accrue interest credits.  Benefits under the SERP are paid from SpartanNash’s general assets. There is no separate trust that has been established to fund benefits.

Pension Benefits

Name	Plan Name	Number of Years Credited Service		Present Value of Accumulated Benefit (1)(2)	Payments During Last Fiscal Year
David M. Staples	SpartanNash Company Pension Plan Supplemental Executive Retirement Plan	19.36 19.36	$	− 114,599	$104,731 −

(1)

Represents the actuarial present value of the named executive officer’s accumulated benefit under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes (December 28, 2019). For more information, see Note 11, Associate Retirement Plans, to the audited financial statements of SpartanNash contained in the Company’s Report on Form 10-K for the period ended December 28, 2019.

(2)

The Pension and Supplemental Executive Retirement Plans were frozen effective January 1, 2011. The Pension Plan was terminated July 31, 2018, and distribution of assets to participants was completed in 2019. Even though participants in the Supplemental Executive Retirement Plan may continue to accrue years of credited service, the additional years do not increase the value of the accumulated benefit, but increased service years affect the distribution payment options at termination.

Qualified Defined Contribution Retirement Plan

The Company maintains the Savings Plus Plan, a qualified 401(k) defined contribution retirement plan that is generally open to all of the Company’s non-union associates. Our named executive officers are eligible to participate in the Savings Plus Plan, subject to wage and contribution limits imposed by the Internal Revenue Code.

Beginning in 2019, the Savings Plus Plan allows for 100% matching contributions by the Company on the first 3% of salary and 50% matching contributions on the next 2% of salary. Matching contributions made prior to 2019 are subject to a vesting schedule for associates with less than five years of service. The Savings Plus Plan also includes a discretionary profit-sharing contribution for eligible participants. The Company did not make any profit sharing contribution for 2019.

52	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

NON-QUALIFIED DEFERRED COMPENSATION

SpartanNash maintains two non-qualified deferred compensation plans: the Supplemental Executive Savings Plan (“SESP”), which is a non-qualified deferred compensation plan for SpartanNash’s officers and certain other associates, and the SERP, which provides non-qualified deferred compensation benefits to SpartanNash’s officers. The SERP is discussed above under “Pension Benefits.”

The purpose of the SESP is to provide officers with the benefits that they are otherwise denied under the Company’s qualified savings plan, the Savings Plus Plan, due to the annual dollar limit on compensation and other limitations of the Internal Revenue Code, which are referred to collectively as the “statutory limits.” Participants in the SESP may defer up to 50% of base salary and up to 100% of any bonuses under the plan. This opportunity is in addition to a participant’s savings opportunity under the Savings Plus Plan (subject to statutory limits). Participants in the SESP are entitled to a Company-matching contribution that mirrors the matching contribution by the Company up to 5% of salary under the Savings Plus Plan, except the statutory limits do not apply.

The SESP provides participants with various investment alternatives, consisting primarily of mutual funds. The investments are only hypothetical investments, also referred to as phantom investments. The investment results for a participant are determined as if the contributions had actually been invested in the selected investment fund during the relevant time period.

The following table provides certain information regarding participation of the named executive officers in our non-qualified deferred compensation plans.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions In Last FY(1)	Registrant Contributions In Last FY	Aggregate Earnings In Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance At Last FYE(2)
Dennis Eidson	$—	$—	$—	$—	$—
David M. Staples	45,866	2,069	84,852	—	1,369,071
Mark Shamber	—	2,069	257	—	2,325
Kathleen M. Mahoney	34,454	12,917	27,449	—	194,972
Yvonne Trupiano	24,000	10,230	10,143	—	76,240
Lori Raya	—	—	—	—	—

(1)	All of the amounts in this column are also reported as either “Salary” or “Non-Equity Incentive Plan Awards” in the Summary Compensation Table of this proxy statement.
(2)

The aggregate balance at last year-end shown in this column includes Company contributions in prior years which were reported as “All Other Compensation” on the Summary Compensation Table for the applicable year. Company contributions in prior years that have previously been reported for each named executive officer are as follows: $295,578 for Mr. Staples, $42,238 for Ms. Mahoney, and $10,333 for Ms. Trupiano.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Executive Employment Agreements

Each of SpartanNash’s executive officers other than Mr. Eidson has an employment agreement with SpartanNash providing that if the officer’s employment is terminated by SpartanNash other than due to death, disability or cause (as defined in the employment agreement), or if the employment is terminated by the officer for good reason (as defined in the employment agreement), the officer will receive the payments and benefits described and quantified in the table below. Mr. Eidson’s employment agreement does not provide for any severance pay.

Officers who are eligible for severance pay must meet certain conditions to receive the payments, including execution of a release of certain employment-related claims and compliance with the post-employment confidentiality and non-competition provisions of the employment agreement.

Executives will not receive severance payments or benefits under the Executive Employment Agreements if they receive any payments or benefits under the Executive Severance Agreements, which are described below.

53	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

Executive Severance Agreements

Each executive officer other than Mr. Eidson has entered into an Executive Severance Agreement with the Company. The Executive Severance Agreements provide that if the officer’s employment with SpartanNash terminates for reasons other than a nonqualifying termination (as described below) during the two-year period following a change in control (as described below) of SpartanNash, then the officer will receive the payments and benefits described and quantified in the table below. The agreements with current executive officers include a “best net” provision, providing that severance benefits will be reduced to avoid any excise taxes, or paid in full subject to the executive paying the applicable excise taxes, whichever results in the higher payment to the executive on an after-tax basis.

SpartanNash will not provide benefits under the executive severance agreements in the event of a “nonqualifying termination.” A nonqualifying termination is defined in the agreements as any of the following: termination by SpartanNash for cause, termination by the officer (with notice to the Company) for any reason other than for good reason (as defined in the executive severance agreement), retirement of the officer, and death or disability of the officer.

The term “change in control” is defined in the executive severance agreements generally as (1) the acquisition by any person or group of 20% or more of the outstanding common stock or voting power of SpartanNash, (2) the majority of the Board of Directors being comprised of persons other than the current members of the Board of Directors or their successors whose nominations were approved by at least two-thirds of the Board of Directors, or (3) the effective time of certain mergers, reorganizations, plans of dissolution or sales of substantially all of SpartanNash’s assets.

The Company believes that the Executive Employment Agreements and Executive Severance Agreements help retain our executives and keep them focused on implementing our strategic plan during a time of increased competition, consolidation, and uncertainty in our industry. The agreements benefit the Company by enabling executives to remain focused on the business of the Company in uncertain times without the distraction of potential job loss.

The following table summarizes the potential payments and benefits payable to each named executive officer upon termination for the reasons set forth below. For executives other than Mr. Staples, the disclosure assumes that the triggering event took place on December 28, 2019 (and that no change in control took place before the triggering event). Mr. Staples’ employment terminated on August 9, 2019. The table below sets forth the payments actually made to him in connection with his separation.

54	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

Potential Payments Upon Termination Not in Connection

With a Change in Control

	Dennis Eidson	David M. Staples(1)	Mark Shamber	Kathleen M. Mahoney	Yvonne Trupiano	Lori Raya
Termination Other than for Death, Disability or Cause(2)(3)
Lump-Sum Salary Payment(4)	$—	$897,150	$460,000	$460,000	$400,000	$400,000
Health Coverage Reimbursement (COBRA)(5)	—	14,629	18,997	5,655	18,997	6,608
Outplacement Assistance	—	—	10,000	10,000	10,000	10,000
Restricted Stock Vesting(6)	—	2,156,279	—	530,672	—	—
Annual Cash Incentive Award(7)	—	115,077	—	121,440	—	—
Long-Term Cash Incentive Award(8)	—	—	—	—	—	—
TOTAL	$—	$3,183,135	$488,997	$1,127,767	$428,997	$416,608
Death or Disability
Restricted Stock Vesting(6)	780,271	—	422,004	530,672	244,191	185,989
Phantom Units	2,134,610	—	—	—	—	—
Quarterly Cash Incentive Program	307,692	—	—	—	—	—
Annual Cash Incentive Award(7)	—	—	152,950	121,440	114,000	98,654
Long-Term Cash Incentive Award(9)	—	—	304,167	320,000	151,000	83,333
TOTAL	$3,222,573	$—	$879,121	$972,112	$509,191	$367,976

(1)	Mr. Staples separated August 9, 2019. Amounts shown for Mr. Staples represent actual payments in connection with his termination. Mr. Staples was retirement eligible.
(2)

Under the Employment Agreements, the Company will provide severance payments and benefits only if the named executive officer is terminated by the Company at will (i.e., not for death, disability, or “cause” as defined in the agreements), or if the executive terminates the employment for “good reason,” as defined in the Employment Agreements.

(3)	Any named executive officer who is terminated for cause (as defined in the Employment Agreements) will receive only salary and benefits accrued as of the date of termination.
(4)

The Employment Agreement with each named executive officer requires lump-sum payment of an amount equal to the executive’s salary for a period of fifty-two weeks following the week in which the employment terminates.

(5)

The amounts would be paid as reimbursement by the Company to the executive for the COBRA continuation coverage premium necessary to continue the named executive officer’s then-current health, dental, vision, and prescription drug coverage (for the executive and any dependents) for a period of 52 weeks following termination.

(6)

Under the terms of the Company’s stock incentive plans, if a Plan participant becomes disabled or dies, then the participant will receive a pro-rata portion of any unvested restricted stock, but the plans also permit the Compensation Committee, in its sole discretion, to waive any restrictions remaining on any remaining shares of restricted stock before or after the death, retirement, or disability of the participant. Pursuant to its discretionary authority, the Compensation Committee has included in the terms and conditions of each grant of restricted stock to the named executive officers a provision for the automatic vesting of restricted stock upon the death or disability of the named executive officer. Under the terms of the Executive Plan and the Company’s equity incentive plans, an associate is eligible for retirement after attaining age 65, or age 55 if the associate has 10 years of service. Ms. Mahoney is eligible for retirement status. The other named executive officers are not eligible for retirement.

(7)

In the event of retirement, death, or disability before the completion of the performance period, the named executive officer will earn a pro-rata portion of the award based on the number of weeks of employment during the performance period. Any earned amount of the annual cash incentive award was earned as of the end of 2019 (the date of the assumed triggering event) and is included in the Non-Equity Incentive Compensation reported in the Summary Compensation Table. Ms. Mahoney is eligible for retirement status. The other named executive officers are not eligible for retirement.

(8)

If a named executive officer retires during the performance period, then the payout, if any, will be the amount the officer would have earned had he or she remained employed with the Company for the full performance and vesting period based on actual performance results, paid on a pro-rated basis according to the length of employment during the performance period. If an officer retires after the performance period but before the vesting date, the earned portion of the award, if any, will be paid in full. The amounts reported in the table are based on projected performance for fiscal 2020 and 2021.

(9)

If a named executive officer dies or becomes disabled with 12 months or more remaining in the performance period, the target bonus will be paid on a pro-rata basis based on the length of employment during the performance period. If an officer dies or becomes disabled with less than 12 months remaining in the performance period, the payout, if any, will be paid based on actual performance results on a pro-rata basis based on the length of employment during the performance period. If an officer dies or becomes disabled after the performance period, any earned portion of the award will be paid. The amounts reported in the table are based on projected performance for fiscal 2020 and 2021.

55	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

The following table summarizes the potential payments and benefits payable to each of SpartanNash’s named executive officers upon termination after a change of control of the Company, assuming that the change in control and termination took place on December 28, 2019.

Potential Payments Upon Termination in Connection

With a Change in Control

	Dennis Eidson	Mark Shamber	Kathleen M. Mahoney	Yvonne Trupiano	Lori Raya
Lump Sum Payment(1)	$—	$1,716,949	$1,593,439	1,394,000	$1,314,039
Long-Term Cash Incentive Award(2)	—	304,167	320,000	151,000	83,333
Acceleration of Restricted Stock(3)	780,271	422,004	530,672	244,191	185,989
Continued Benefits(4)	—	91,016	47,364	87,279	40,290
Outplacement Services(5)	—	25,000	25,000	25,000	25,000
Adjustment to Avoid Excise Tax(6)(7)	—	—	—	(196,384)	—
TOTAL	$780,271	$2,559,136	$2,516,475	1,705,086	$1,648,651

(1)

Under the Executive Severance Agreements, the officer is entitled to receive a lump sum payment equal to the sum of: (a) the executive’s unpaid base salary through the date of termination, (b) any unpaid annual incentive awards that have been earned and become payable, (c) a pro-rata portion of the executive’s target bonus under the Incentive Plan for the year of termination, and (d) an amount equal to twice the sum of: (i) the higher of the executive’s annual base salary rate as of the date of termination and base salary on the date before the change in control; and (ii) the higher of the executive’s current year target bonus under the Incentive Plan (with such calculations to be made as though the target level has been achieved) and the current-year forecasted bonus under the Incentive Plan as of the Date of Termination. If the Board of Directors has not established a target bonus under the Incentive Plan for the current year at the time of the change in control, then the previous year’s target bonus will be used to determine the amounts described above in clauses (c) and (d)(ii).

(2)

Under the terms set forth in the letter agreement governing each named executive officer’s long-term cash incentive award, upon a change in control of the Company during the performance period, the officer will earn a long-term cash incentive award equal to the greater of the target amount or the projected earned amount of the award based on the Company’s performance as of the date of the change in control, to be paid on a pro-rata basis for the length of employment during the performance period prior to the change in control. If a change in control follows the performance period, any earned but unvested portion of the award will be payable in full upon the earliest to occur of the termination of the officer’s employment for any reason, the applicable vesting date, or the date that is the 15th day of the third month following the change in control. The amounts reported in the table reflect projected performance for fiscal 2019 and 2020.

(3)	Upon a change in control, the officer’s unvested shares of restricted stock will vest.
(4)

Under the Executive Severance Agreements, each named executive officer will receive reimbursement for the following benefits (a) for 24 months, all health, dental, vision and prescription drug benefits for the officer and his or her family; (b) for 12 months, tax and financial planning benefits; and (c) for 24 months, Company funded life insurance coverage. The reimbursement amount also includes an amount necessary to eliminate the income tax cost to the named executive officer resulting from any conversion of such benefits from non-taxable employee benefits to taxable reimbursements.

(5)	Under the Executive Severance Agreement, the named executive officer is entitled to outplacement assistance in an amount not to exceed $25,000.
(6)

Upon a change in control, associates may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The agreements generally contain a “best net” provision, providing that severance benefits will be reduced to avoid any excise taxes, or paid in full subject to the executive paying the applicable excise taxes, whichever results in the higher payment to the executive on an after-tax basis.

(7)

The calculations used to determine potential excise tax liability under Section 280G are based on an excise tax rate of 20%, a 37% effective federal income tax rate, a 2.35% Medicare tax rate and applicable state income tax rates.

56	SpartanNash Company Proxy Statement

EXECUTIVE COMPENSATION (cont’d)

PAY RATIO DISCLOSURE

Our Chief Executive Officer to median employee pay ratio is calculated in accordance with SEC rules. We identified our median employee as of December 30, 2017 by using total cash compensation as our consistently applied cash compensation measure. Our employee population and compensation programs have not changed significantly since 2017. Therefore, as permitted by SEC rules, we used the same employee to determine our pay ratio disclosure for 2019. We calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2019 Summary Compensation Table in this proxy statement. The amount calculated in this manner was $32,283. Our Interim Chief Executive Officer’s total compensation, as reported in the Summary Compensation Table was $3,247,036. Our 2019 Chief Executive Officer to median employee pay ratio is 101:1.

57	SpartanNash Company Proxy Statement

COMPENSATION OF DIRECTORS

The Nominating and Corporate Governance Committee evaluates whether the Company’s non-employee directors are fairly compensated for their services to the Company. Employee directors do not receive compensation for service as a director. In making director compensation decisions, the Committee is guided by three basic principles:

•	compensation should fairly pay directors for services expected of a director of a company of similar size and scope to the Company;
•	compensation should align directors’ interests with the long-term interests of shareholders; and
•	the structure of the compensation should be transparent and easy for shareholders to understand.

The Committee conducts periodic reviews of non-employee director compensation with these guiding principles in mind.

The Company does not pay meeting fees. The director compensation structure for 2019 was as follows:

•	All non-employee directors (other than the Chairman): $75,000 cash retainer and $125,000 equity award;
•	Non-employee Chairman of the Board: $165,000 cash retainer and $135,000 equity award;
•	Lead Independent Director: additional $25,000 cash retainer;
•	Audit Committee Chair: $25,000 cash retainer;
•	Audit Committee Members: $12,500 cash retainer;
•	Compensation Committee Chair: $20,000 cash retainer;
•	Compensation Committee Members $10,000 cash retainer;
•	Nominating & Governance Committee Chair: $15,000 cash retainer; and
•	Nominating & Governance Committee Members: $7,500 cash retainer.

The Company has established stock ownership guidelines for non-employee directors to help align the interests of directors with those of our shareholders. Under these guidelines, each director is expected to acquire and continue to hold shares of the Company’s common stock having an aggregate market value that equals or exceeds five times the rate of the regular annual retainer then in effect for non-employee directors who are not chairs. Each director is expected to achieve the target ownership level within five years of becoming a director.

The following table provides information concerning the compensation of non-employee directors for SpartanNash’s last completed year.

DIRECTOR COMPENSATION

Name	Fees Earned Or Paid in Cash(1)	Stock Awards(2)(3)	Total(4)
M. Shân Atkins	$120,000	$121,446	$241,446
Dennis Eidson	123,750	131,164	254,914
Dr. Frank M. Gambino	87,500	121,446	208,946
Douglas A. Hacker	117,500	121,446	238,946
Yvonne R. Jackson	112,500	121,446	233,946
Matthew Mannelly	86,875	121,446	208,321
Elizabeth A. Nickels	93,125	121,446	214,571
Hawthorne L. Proctor	87,500	121,446	208,946
William R. Voss	107,500	121,446	228,946

(1) Fees earned for Dennis Eidson during 2019 represent the director compensation that he earned prior to becoming interim CEO. Once his interim CEO tenure started, he no longer earned fees for being the Chairman of the Board. The earnings reported in the table above are not included in the executive compensation tables.

(2) These amounts represent the portion of the grant date fair value of restricted stock determined in accordance with ASC 718.

58	SpartanNash Company Proxy Statement

COMPENSATION OF DIRECTORS (cont’d)

(3)

On March 1, 2019 each non-employee director except the Chairman was issued 6,586 shares of restricted stock pursuant to the Stock Incentive Plan of 2015, which vested on March 1, 2020. Each award had a grant date fair value of $18.44 per share (for an aggregate value of $121,446). Dennis Eidson was issued 7,113 shares as the Chairman of the Board. Phantom units earned by Dennis Eidson as interim CEO are included in the executive compensation tables.

(4)	The following table presents the number of outstanding shares of restricted stock held by each non-employee director named above (except Mr. Eidson) as of December 28, 2019:
Name	Shares of Restricted Stock Outstanding
M. Shân Atkins	6,586
Dr. Frank M. Gambino	6,586
Douglas A. Hacker	6,586
Yvonne R. Jackson	6,586
Matthew Mannelly	6,586
Elizabeth A. Nickels	6,586
Hawthorne L. Proctor	6,586
William R. Voss	6,586

59	SpartanNash Company Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Hacker, Ms. Jackson, and Mr. Voss served as members of the Compensation Committee for all of fiscal 2019. Mr. Mannelly has served as a member of the Compensation Committee since May 2019. None of the above members of the Compensation Committee was an officer or associate of SpartanNash or formerly an officer of SpartanNash. None of SpartanNash’s executive officers served as a member of a compensation committee (or board committee performing a similar function) for another entity or served as a director of another entity with an executive officer that serves on the SpartanNash Board of Directors.

60	SpartanNash Company Proxy Statement

TRANSACTIONS WITH RELATED PERSONS

SpartanNash recognizes that transactions with related persons can present potential or actual conflicts of interest. Accordingly, the Company has adopted written policies and procedures intended to ensure that potential conflicts of interests are identified, reviewed, approved, and disclosed as necessary. The Company has regular communications with related persons and relevant associates regarding these policies.

It is the responsibility of SpartanNash’s management to conduct an appropriate review of all transactions with “related persons” (as defined by Nasdaq and SEC rules) for potential conflicts of interest situations on an ongoing basis. Pursuant to Nasdaq Listing Rule 5630 and the Audit Committee Charter, the Audit Committee must evaluate and approve every proposed transaction with a related person. For any proposed transaction in which a director has an interest, SpartanNash’s general policy is that the director may proceed with the transaction only if the material facts of the transaction and the director’s interest in the transaction have been disclosed to the Audit Committee of the Board, the Audit Committee determines that the transaction is fair to SpartanNash, and the transaction is approved by the Audit Committee. There are no established criteria for evaluating such transactions, and the Audit Committee may consider any information or factors as it deems appropriate in making this determination. However, the Audit Committee may not determine that the proposed transaction is “fair” to the Company unless it determines that the transaction will be made on terms no less favorable than those offered generally to entities that are not affiliated with any director.

Directors and executive officers are required to complete an annual written questionnaire that solicits information regarding any direct or indirect interest that they or members of their family may have in any transaction or series of transactions involving the Company and having a value of $120,000 or more. Directors and executive officers are required to promptly update the Company of any change in the information provided by them in the questionnaire.

SpartanNash has adopted a written conflict of interest policy that requires all associates to report actual and potential conflicts of interest to the Company’s internal auditor.

There were no related person transactions requiring disclosure under SEC rules during 2019 or the current year to the date of this proxy statement.

61	SpartanNash Company Proxy Statement

DELIQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires SpartanNash’s directors and officers and persons who beneficially own more than 10% of the outstanding shares of SpartanNash common stock to file reports of ownership and changes in ownership of shares of common stock with the SEC. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish SpartanNash with copies of all Section 16(a) reports they file with the SEC. SpartanNash and its legal counsel file Forms 4 and other reports under Section 16(a) on behalf of directors and executive officers to report transactions with the Company under our compensation and benefit plans. Based solely on our review of the copies of such reports filed electronically with the SEC, and written representations from certain reporting persons that no reports on Form 5 were required for those persons for 2019, we believe that there have been no failures to timely file required reports by our directors and officers, except that due to an administrative error, the Company filed a late Form 4 on December 13, 2019 on behalf of Dennis Eidson, reporting one transaction.

62	SpartanNash Company Proxy Statement

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2021 Annual Meeting, whether or not intended to be included in the proxy statement and form of proxy relating to that meeting, must be received by the Company at its principal executive offices not later than December 9, 2020. Shareholder proposals intended for consideration for inclusion in our proxy statement and form of proxy relating to that meeting should be made in accordance with SEC Rule 14a-8.

All shareholder proposals must comply with the notice provisions set forth in SpartanNash’s bylaws which require that a written notice of a proposal to be considered at the Company’s 2021 Annual Meeting must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than December 9, 2020, if the meeting is held within 30 days of the calendar date of the 2020 Annual Meeting. In the event that the date of the 2021 meeting changes by more than 30 days from the calendar date of the 2020 Annual Meeting, written notice of a proposal must be delivered not more than seven days after the date of the notice of the meeting. To be effective, such a notice must comply fully with the bylaws. You should address all shareholder proposals to the attention of our Secretary, Kathleen M. Mahoney, at 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700.

Shareholder Nominations of Director Candidates

Under our restated articles of incorporation, a shareholder of record may nominate a person for election as a director at a meeting of shareholders at which directors will be elected if, and only if, the shareholder has delivered timely notice to the Secretary of SpartanNash setting forth:

•	the name, age, business address and residence address of each proposed nominee;
•	the principal occupation or employment of each nominee;
•	the number of shares of SpartanNash stock that each nominee beneficially owns;
•	a statement that each nominee is willing to be nominated; and
•

any other information concerning each nominee that would be required under the rules of the Securities and Exchange Commission (“SEC”) in a proxy statement soliciting proxies for the election of those nominees.

The Nominating and Corporate Governance Committee will consider every nominee proposed by a shareholder that is received in a timely manner in accordance with these procedures and report each such nomination, along with the Nominating and Corporate Governance Committee’s recommendations, to the full Board of Directors.

To be timely, a shareholder’s notice must be delivered to or mailed and received at SpartanNash’s principal executive offices at least 120 days before the date of notice of the meeting in the case of an annual meeting of shareholders, or not more than seven days following the date of notice of the meeting in the case of a special meeting of shareholders. Any nomination that does not comply with these procedures will be void.

The Nominating and Corporate Governance Committee may also, in its discretion, consider shareholders’ informal recommendations of possible nominees. Shareholders may send such informal recommendations to the Committee by directing them to SpartanNash in care of the Secretary, 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518.

63	SpartanNash Company Proxy Statement

SOLICITATION OF PROXIES

We will initially solicit proxies by mail and by making our proxy materials available on the Internet. In addition, directors, officers and associates of SpartanNash and its subsidiaries may solicit proxies by telephone or facsimile or in person without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. We will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy material to beneficial owners. We have engaged Georgeson Inc. at an estimated cost of $7,500, plus expenses and disbursements, to assist in solicitation of proxies.

We may deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials and one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or verbal request, a separate copy of the proxy materials to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of these materials, contact Kathleen Mahoney, Corporate Secretary, at 850 76th Street S.W., P.O. Box 8700, Grand Rapids, Michigan, 49518-8700.

64	SpartanNash Company Proxy Statement

GENERAL INFORMATION ABOUT THE MEETING (cont’d)

Who may attend the meeting

Only the Company’s shareholders, their duly-appointed proxies and invited guests may attend the meeting. If you are a shareholder of record, you must bring the admission ticket attached to your proxy card or your notice of availability of proxy materials to be admitted to the meeting. “Street name” shareholders must bring a copy of a brokerage statement reflecting stock ownership as of March 23, 2020. All attendees must present a valid driver’s license or other federal or state issued photo identification.

Who may vote

You may vote at the Annual Meeting if you were a shareholder of record of SpartanNash common stock at the close of business on March 23, 2020. Each shareholder is entitled to one vote per share of SpartanNash common stock on each matter presented for a shareholder vote at the meeting. As of March 23, 2020, there were 35,840,916 shares of SpartanNash common stock outstanding.

How to vote

Registered Holders: If you are a registered shareholder (i.e., you own your shares directly and not through a broker or bank), may vote online or by phone, 24 hours a day, seven days a week. You may also vote by mail.

Online Voting. You may vote online by visiting www.proxydocs.com/SPTN. You may navigate to the online voting site by clicking the “Cast Your Vote” button. Have the instructions attached to your proxy card ready when you access the site and follow the prompts to record your vote. This vote will be counted immediately and there is no need to send in your proxy card. Votes cast online must be received by 1:00 a.m. Eastern Daylight Time on May 20, 2020.

Phone Voting. To vote by phone, dial 1-866-390-6271 and listen for further directions. You must have a touch-tone phone. Telephonic votes will be counted immediately and there is no need to send in your proxy card. Votes cast by phone must be received by 1:00 a.m. Eastern Daylight Time on May 20, 2020.

Voting by Mail. You may request a printed copy of your proxy card. If you properly sign and return the proxy card to the designated address, the shares represented by that proxy card will be voted at the Annual Meeting and at any adjournment of the meeting. Votes cast by mail must be received no later than the start of the meeting.

If you specify a choice on the proxy card that you return for voting, your shares will be voted as specified. If you do not specify a choice, your shares will be voted for election of each of the nominees named in this proxy statement, and for each of the proposals described in this proxy statement. If any other matter comes before the meeting, your shares will be voted in the discretion of the persons named as proxies on the proxy card.

Street Name Holders: You hold your shares in “street name” if your shares are registered in the name of a bank, broker or other nominee (which we will collectively reference as your “broker”). If you hold your shares in street name, then your broker must vote your street name shares in the manner you direct if you provide your broker with proper and timely voting instructions. PLEASE USE THE VOTING FORMS AND INSTRUCTIONS PROVIDED BY YOUR BROKER OR ITS AGENT. These forms and instructions typically permit you to give voting instructions by phone or online, using a number or Internet address provided by the broker. You will NOT be able to vote street name shares using the internet address or phone numbers established for registered shareholders as described under “Registered Holders.” If you are a street name holder and later want to change your vote, you must contact your broker.

Please note that you may NOT vote shares held in street name in person at the Annual Meeting unless you request and receive a valid proxy from your broker.

65	SpartanNash Company Proxy Statement

COMPENSATION OF DIRECTORS (cont’d)

Failure to Vote

If you are a registered shareholder (i.e., you own your shares directly and not through a broker) and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

If you hold your shares in street name and do not provide timely voting instructions to your broker, then your broker or bank may vote your shares only on “routine” matters. NYSE rules applicable to its member firms provide that your broker may not vote uninstructed shares on a discretionary basis on non-routine matters, such as the election of directors or proposals relating to executive compensation. In such cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on non-routine matters. This is called a “broker non-vote.”

Revoking a Proxy

You may revoke your proxy at any time before it is voted at the meeting by taking any of the following four actions:

•	by delivering written notice of revocation to the Company’s Secretary, 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700;
•	by delivering a proxy card bearing a later date than the proxy that you wish to revoke;
•	by casting a subsequent vote via phone or online, as described above; or
•	by attending the meeting and voting in person.

Merely attending the meeting will not, by itself, revoke your proxy; you must cast a subsequent vote at the meeting using forms provided at the meeting for that purpose. Your last valid vote that we receive before or at the Annual Meeting is the vote that will be counted.

Adjournment

The shareholders present at the meeting, in person or by proxy, may, by a majority vote, adjourn the meeting despite the absence of a quorum. Shares represented by proxy may be voted in the discretion of the proxy holder on a proposal to adjourn the meeting. If a quorum is not present at the meeting, we expect the Chairman of the Board to adjourn the meeting to solicit additional proxies, as is authorized under the Company’s Bylaws.

Multiple Proxies/Instruction Cards

If you receive more than one proxy statement and instruction card, your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Meeting Results

We will announce preliminary voting results at the Annual Meeting and publish final results in a current report on Form 8-K within four business days after the Annual Meeting.

66	SpartanNash Company Proxy Statement

APPENDIX A

SPARTANNASH COMPANY
2020 Stock INCENTIVE PLAN

Section 1.Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non‑employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire an ownership interest in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2.Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)“Aggregate Share Limit” shall mean the aggregate number of Shares that may be delivered to Participants or their beneficiaries pursuant to all Awards granted under the Plan, calculated in accordance with Section 4.1(a).

(c)“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock‑Based Award granted under the Plan.

(d)“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).

(e)“Board” shall mean the Board of Directors of the Company.

(f)“Cause” shall mean, in the case of a particular Award with respect to a Participant, (i) if such Participant is at the time of termination a party to any employment, consulting or other similar agreement (any such agreement, an “Individual Agreement”) that defines such term, the meaning given in such Individual Agreement; (ii) otherwise if such Participant is at the time of termination a party to an Award Agreement which was entered into under this Plan and defines such term, the meaning given in the Award Agreement; and (iii) in all other cases, such Participant’s (a) willful continued failure to perform or willful poor performance of duties (other than due to Disability) after warning and reasonable opportunity to meet reasonable required performance standards; (b) gross negligence causing or putting the Company or any Affiliate at risk of material damage or harm; (c) misappropriation of or intentional damage to the property of the Company or any Affiliate; (d) conviction of a felony (other than negligent vehicular homicide); (e) intentional act or omission that the Participant knows or should know is significantly detrimental to the interests of the Company or any Affiliate; or (f) violation of any provisions of any employment agreement or other agreement between the Company or any Affiliate and the Participant concerning competition with the Company or any Affiliate, loyalty, or confidentiality, or concerning ownership of ideas, inventions and other intellectual property.

67	SpartanNash Company Proxy Statement

(g)“Change in Control” shall be the consummation of one of the following events:

(i)

the acquisition by any individual, entity, or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d‑3 promulgated under the Exchange Act, of 20% or more of either (A) the then outstanding Shares (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Company, (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (3) any acquisition by any corporation pursuant to a reorganization, merger, or consolidation involving the Company, if, immediately after such reorganization, merger, or consolidation, each of the conditions described in (A), (B), and (C) of subsection (iii) shall be satisfied, or (4) with respect to a Participant, any acquisition by the Participant or any group of persons including the Participant; and provided further that, for purposes of (1), if any person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Common Stock or 20% or more of the Outstanding Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities, such additional beneficial ownership shall constitute a Change in Control;

(ii)

Directors who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any Director who becomes a Director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least two‑thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a Director as a result of an actual or threatened election contest, as such terms are used in Rule 14a‑11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, shall be deemed to have been a member of the Incumbent Board;

(iii)

the effective time and consummation of a reorganization, merger, or consolidation approved by the shareholders of the Company unless, in any such case, immediately after such reorganization, merger, or consolidation, (A) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of Directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such reorganization, merger, or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger, or consolidation, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no person (other than: (1) the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger, or consolidation (or any corporation controlled by the Company), or (2) any Person which beneficially owned, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 20% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger, or consolidation; or

68	SpartanNash Company Proxy Statement

(iv)

the effective time and consummation of (A) a plan of complete liquidation or dissolution of the Company, as approved by the shareholders of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company as approved by the shareholders of the Company other than to a corporation or entity with respect to which, immediately after such sale or other disposition, (1) more than 50% of the then outstanding shares of common stock or other voting interests thereof and more than 50% of the combined voting power of the then outstanding securities or other voting interests thereof is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (2) no person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company), or any person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Common Stock or the Outstanding Voting Securities as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock or other voting securities thereof or 20% or more of the combined voting power thereof and (3) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

(h)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(i)“Committee” shall mean the committee designated by the Board to administer the Plan.  The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b‑3, and each member of the Committee shall be a “non‑employee director” within the meaning of Rule 16b‑3.

(j)“Company” shall mean SpartanNash Company, a Michigan corporation, and any successor corporation.

(k)“Director” shall mean a member of the Board.

(l)“Disability” shall mean the inability of an Eligible Person to perform his or duties due to physical or mental disability for a continuous period of 180 days or longer, and in the case of an Eligible Person who is an employee, such Eligible Person is eligible for benefits under the Company’s long‑term disability policy.

(m)“Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(n)“Eligible Person” shall mean any employee, officer, consultant, independent contractor, advisor or non‑employee Director providing services to the Company or any Affiliate.

(o)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p)“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then traded on the NASDAQ Global Market, the closing price of one Share as reported on the NASDAQ Global Market on such date or, if the NASDAQ Global Market is not open for trading on such date, on the most recent preceding date when the NASDAQ Global Market is open for trading.

(q)“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(r)“Non‑Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(s)“Option” shall mean an Incentive Stock Option or a Non‑Qualified Stock Option to purchase shares of the Company.

(t)“Other Stock‑Based Award” shall mean any right granted under Section 6(e) of the Plan.

69	SpartanNash Company Proxy Statement

(u)“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(v)“Plan” shall mean the SpartanNash Company 2020 Stock Incentive Plan, as amended from time to time.

(w)“Prior Plan” shall mean the SpartanNash Company Stock Incentive Plan of 2015.

(x)“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(y)“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(z)“Retirement” shall mean an Eligible Person’s termination of service at or after attainment of Retirement Age under such circumstances not giving rise to a termination for Cause and otherwise determined to constitute Retirement by the Committee in its sole discretion.

(aa)“Retirement Age” shall mean (i) age sixty‑five (65), or (ii) age fifty‑five (55) and completion of ten (10) continuous years of service with the Company and its Affiliates, measured from the Participant’s most recent date of hire (or most recent date of appointment to the Board).  Service completed prior to the most recent date of hire shall not count as continuous service unless the Participant completed ten (10) continuous years of service before a break in service.  Notwithstanding the foregoing, in the case of an Award granted to a non‑employee Director, “Retirement Age” shall mean completion of ten (10) continuous years of service on the Board measured from such Director’s most recent appointment to the Board, without regard to attainment of a specified age.

(bb)“Rule 16b‑3” shall mean Rule 16b‑3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(cc)“Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(dd)“Securities Act” shall mean the Securities Act of 1933, as amended.

(ee)“Shareholder Approval Date” shall mean the date of the Company’s annual meeting of shareholders to be held in 2020.

(ff)“Shares” shall mean shares of common stock, $5.00 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(gg)“Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(hh)“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.Administration

Power and Authority of the Committee

.  The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:

(i)	designate Participants;
(ii)	determine the type or types of Awards to be granted to each Participant under the Plan;
(iii)	determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award;
(iv)

determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award;

(v)	amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Sections 6 and 7;

70	SpartanNash Company Proxy Statement

(vi)	accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations under Sections 6 and 7,
(vii)

determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property (but excluding promissory notes), or canceled, forfeited or suspended;

(viii)

determine whether, to what extent and under what circumstances, amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A and Section 6;

(ix)	interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;
(x)	establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(xi)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and
(xii)

adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non‑U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non‑United States jurisdictions.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

Delegation

.  The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of applicable law and such other limitations as the Committee shall determine.  In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b‑3 under the Exchange Act.  The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan.  In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose.  Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action were undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

Power and Authority of the Board of Directors

.  Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b‑3 or applicable law or exchange requirements.

Indemnification

.  Neither any member or former member of the Committee, nor any individual or group to whom authority or responsibility is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan.  Each person who is or shall have been a member of the Committee, and any other individual or group exercising delegated authority or responsibility with respect to the Plan, shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan.  Nothing herein shall be construed as limiting the Company’s or any Affiliate’s ability to terminate or otherwise alter the terms and conditions of the employment of an individual or group exercising delegated authority or responsibility with respect to the Plan, or to discipline any such person.  Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

71	SpartanNash Company Proxy Statement

Section 4.Shares Available for Awards

Shares Available

.

(i)

Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal the sum of: (i) 1,635,000 (the authorized net increase of Shares in connection with the adoption of the Plan); (ii) the shares available for grant under the Prior Plan as of the Shareholder Approval Date; plus (iii) any Shares subject to any outstanding award under the Prior Plan that, after Shareholder Approval Date, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination, cancellation or cash settlement of such award, subject to the share counting provisions of Section 4(b) below.

(ii)

On and after shareholder approval of this Plan, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.

Counting Shares

.  Except as set forth below in this Section 4(b), if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the Aggregate Share Limit.

(i)

Shares Added Back to Reserve.  Subject to the limitations in Section 4(b)(ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are settled in cash or reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the Aggregate Share Limit with respect to such Award, to the extent of any such forfeiture, cash settlement, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)

Shares Not Added Back to Reserve.  Notwithstanding anything to the contrary in Section (b)(i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares covered by a stock‑settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(iii)	Cash Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.
(iv)

Substitute Awards Relating to Acquired Entities.  Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the Aggregate Share Limit.

Adjustments

.  In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split‑up, spin‑off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto) and (iv) the limitations contained in Section 4(d) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be rounded down to the nearest whole number.  Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

Annual Limitations

.

72	SpartanNash Company Proxy Statement

(i)

Annual Limitations for Awards Granted to Employees, Officers and Consultants, Etc.  No Eligible Person who is an employee, officer, consultant, independent contractor or advisor may be granted any Award or Awards for more than 575,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.

(ii)

Annual Limitation for Awards Granted to Non‑Employee Directors.  Notwithstanding any provision to the contrary in the Plan, the sum of the grant date fair value of equity-based Awards and the amount of any cash‑based compensation earned by a non-employee director during any calendar year shall not exceed $750,000. The independent members of the Board may make exceptions to this limit for a non‑executive chair of the Board, provided that the non‑employee Director receiving such additional compensation may not participate in the decision to award such compensation.

Section 5.Eligibility

Any Eligible Person shall be eligible to be designated as a Participant.  In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.  Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full time or part time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.Awards

Options

.  The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)

Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)	Option Term. The term of each Option shall be fixed by the Committee at the time of grant but shall not be longer than 10 years from the date of grant.
(iii)

Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised within the Option term, either in whole or in part, and the method of exercise, except that any exercise price tendered shall be in either cash, Shares having a Fair Market Value on the exercise date equal to the applicable exercise price or a combination thereof, as determined by the Committee.

(A)	Promissory Notes. For avoidance of doubt, the Committee may not accept a promissory note as consideration.
(B)

Net Exercises.  The terms of any Option may be written to permit the Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(iv)

Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

73	SpartanNash Company Proxy Statement

(A)

The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)

All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(C)

Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than ten (10) years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the date of grant.

(D)

The purchase price per Share for an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)

Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

Stock Appreciation Rights

.  The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement.  A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate.  Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the term limitations in Section 6(a)(ii) applicable to Options).  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

Restricted Stock and Restricted Stock Units

.  The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)

Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.  For purposes of clarity and without limiting the Committee’s general authority under Section 3(a), vesting of such Awards may, at the Committee’s discretion, be conditioned upon the Participant’s completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service‑based and performance‑based conditions (subject to the minimum requirements in Section 6.  Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(d).

74	SpartanNash Company Proxy Statement

(ii)

Issuance and Delivery of Shares.  Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book‑entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan.  Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book‑entry registration) to the Participant promptly after the applicable restrictions lapse or are waived.  In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.  Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

Dividend Equivalents

.  The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee.  Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.  Notwithstanding anything to the contrary in the Plan, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (ii) dividend and Dividend Equivalent amounts with respect to any Share underlying an Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied or lapsed.

Other Stock‑Based Awards

.  The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan.  The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement.  No Award issued under this Section 6(e) shall contain a purchase right or an option‑like exercise feature.

General

.

(i)	Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.
(ii)

Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)

Forms of Payment Under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities (but excluding promissory notes), other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

(iv)

Limits on Transfer of Awards.  No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.  Notwithstanding the foregoing, the Committee may permit the transfer of an Award to family members if such transfer is for no value and in accordance with the rules of Form S‑8.  The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

75	SpartanNash Company Proxy Statement

(v)

Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions.  The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vi)

Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re pricing of any previously granted, “underwater” Option or Stock Appreciation Right by:  (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or Other Stock Based Award in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities.  An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option or Stock Appreciation Right is less than the exercise price.

(vii)

Minimum Vesting.  No Award shall be granted with terms providing for any right of exercise or lapse of any vesting obligations earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance‑based objectives, exercise and vesting restrictions cannot lapse earlier than the one‑year anniversary measured from the commencement of the period over which performance is evaluated); provided, however, that the Award Agreement by its terms may permit acceleration or waiver of the minimum restrictions upon a Change in Control or upon the Participant’s death, Disability, Retirement (or attainment of Retirement Age) or involuntary termination by the Company or any Affiliate without Cause.  Notwithstanding the foregoing, the following Awards that do not comply with the one‑year minimum exercise and vesting requirements and limited exceptions set forth above may be issued:

(A)

substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries;

(B)

shares delivered in lieu of fully vested cash Awards or any cash incentive compensation earned by a Participant, provided that the performance period for such incentive compensation was at least one fiscal year;

(C)

Awards issued to non-employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s shareholders to the next annual meeting of the Company’s shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and

(D)

Any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan.  For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Section 4 of this Plan apply.

Nothing in this Section 6 shall limit the authority of the Committee to amend or modify any Award to accelerate the vesting or the exercisability of any Award or the lapse of any restrictions relating to any Award (except where expressly limited in Section 6(f)(viii)).

76	SpartanNash Company Proxy Statement

(viii)

Limits on Acceleration or Waiver of Restrictions Upon Change in Control.  No Award Agreement shall, either by operation of its terms or by action of the Committee, accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company unless such transaction constitutes a Change in Control and unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation actually subsequently occurs) the Change in Control.  Nothing in this paragraph shall limit the Committee’s authority to accelerate the exercisability of any Award or the lapse of restrictions relating to any Award for reasons other than a Change in Control (e.g., due to death, Disability, Retirement or involuntary termination without Cause).

(ix)

Section 409A Provisions.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s Disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short‑term deferral exemption or otherwise.  Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short‑term deferral exemption or otherwise.

Section 7.Amendment and Termination; Corrections

Amendments to the Plan and Awards

.  The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) materially and adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof.  Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange.  For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of shareholders of the Company in order to:

(i)	amend the eligibility for, and limitations or conditions imposed upon, participation in the Plan;
(ii)

subject to the limitations in Section 6, amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively;

(iii)

make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results, and no action taken to comply with such laws, rules, regulations and policies shall be deemed to impair or otherwise adversely alter or impair in any material respect the rights of any holder of an Award or beneficiary thereof); or

(iv)	amend any terms relating to the administration of the Plan, including the terms of any administrative guidelines or other rules related to the Plan.

77	SpartanNash Company Proxy Statement

For greater certainty and except for equitable adjustments as provided in Section 4(c), prior approval of the shareholders of the Company shall be required for any amendment to the Plan or an Award that would:

(i)	require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Global Market or any other securities exchange that are applicable to the Company;
(ii)	increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;
(iii)	permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6 of the Plan;
(iv)

permit the award of Options or Stock Appreciation Rights at a price less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan;

(v)	increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a) and Section 6(b); or
(vi)	increase the number of shares subject to the annual limitations contained in Section 4(d) of the Plan.

Corporate Transactions

.  In the event of any reorganization, merger, consolidation, split‑up, spin‑off, combination, plan of arrangement, take‑over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion but subject to the limitations in Section 6 (e.g., limitations on re‑pricing and waiver of vesting restrictions), provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:

(i)

either (A) termination of any Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant’s vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)

that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)	that the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or
(iv)	that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

Correction of Defects, Omissions and Inconsistencies

.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

78	SpartanNash Company Proxy Statement

Section 8.Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.  Without limiting the foregoing, and solely for avoidance of doubt, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (subject to applicable law and any limitations required by ASC Topic 718 to avoid adverse accounting treatment); (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes; or (c) by any other means set forth in the applicable Award Agreement.

Section 9.General Provisions

No Rights to Awards

.  No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

Award Agreements

.  No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company.  An Award Agreement need not be signed by a representative of the Company unless required by the Committee.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

Plan Provisions Control

.  In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

No Rights of Shareholders

.  Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c)(i) or Section 6(d)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

No Limit on Other Compensation Arrangements

.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

No Right to Employment or Directorship

.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or the right to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a Director in accordance with applicable law.  In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or remove a Director who is a Participant, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.  Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  Under no circumstances shall any person ceasing to be an employee or Director of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee or Director might otherwise have enjoyed but for termination of employment or directorship, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

Governing Law

.  The internal law, and not the law of conflicts, of the State of Michigan shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

Severability

.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

79	SpartanNash Company Proxy Statement

No Trust or Fund Created

.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

Other Benefits

.  No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

No Fractional Shares

.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

Headings

.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Forfeiture

.  All Awards under this Plan shall be subject to forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.

Section 10.Clawback or Recoupment

In addition to such forfeiture and/or penalty conditions as specified in any Award Agreement, Awards under this Plan shall be subject to forfeiture or other penalties pursuant the SpartanNash Company Clawback Policy as amended from time to time.

Section 11.Effective Date of the Plan

The Plan was adopted by the Board on November 13, 2019.  The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on the Shareholder Approval Date and the Plan shall be effective as of the date of such shareholder approval.  On and after shareholder approval of the Plan, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.

Section 12.Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on the tenth anniversary of the Shareholder Approval Date or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan.  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

80	SpartanNash Company Proxy Statement

Annual Meeting of SpartanNash to be held on Wednesday, May 20, 2020 for Holders as of March 23, 2020 This proxy is being solicited on behalf of the Board of Directors INTERNET TELEPHONE VOTE BY: Go To www.proxypush.com/SPTN • Cast your vote online. • View Meeting Documents. 866-390-6271 OR • Use any touch-tone telephone. •Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Dennis Eidson and Mark Shamber, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of The Company Name which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4. PROXY TABULATOR FOR SPARTANNASH P.O. BOX 8016 CARY, NC 27512-9903 ANNUAL MEETING OF SPARTANNASH Date: May 20, 2020 Time: 9:00 a.m. (Local Time) Place: 850 76th Street SW, Byron Center, Michigan 49315 Please make your marks like this: Use dark black pencil or pen only The Board of Directors recommend a vote FOR all nominees, and FOR Proposals 2 and 3 and 4. 1: Election of Directors 01 M. Shân Atkins 02 Dennis Eidson 03 Frank M. Gambino 04 Douglas A. Hacker 05 Yvonne R. Jackson 06 Matthew Mannelly 07 Elizabeth A. Nickel 08 Hawthorne L. Proctor 09 William R. Voss 2: Approval of the Stock Incentive Plan of 2020 3: Say on Pay - Advisory approval of the Company’s executive compensation. 4: Proposal to ratify the appointment of Deloitte For & Touche LLP as independent auditors for the current fiscal year. For Against Abstain For For For Withhold Directors Recommend For For For For For For For For For Please separate carefully at the perforation and return just this portion in the envelope provided. Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Proxy — SpartanNash Annual Meeting of Stockholders May 20, 2020, 9:00 a.m. (Eastern Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Dennis Eidson and Mark Shamber (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of SpartanNash, Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the SpartanNash to be held at the 850 76th Street SW, Byron Center, Michigan 49315, on Wednesday, May 20, 2020 at 9:00 a.m. (EDT) and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. Election of Directors 2. Approval of the Stock Incentive Plan of 2020 3. Say on Pay - Advisory approval of the Company’s executive compensation 4. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the current fiscal year. The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box. Please separate carefully at the perforation and return just this portion in the envelope provided.